                                                     PRELIMINARY PROXY MATERIALS


                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           QUEEN SAND RESOURCES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                           QUEEN SAND RESOURCES, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total Fee Paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:
                               -------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:
                                                     ---------------------------

   (3)  Filing Party:
                     -----------------------------------------------------------

   (4)  Date Filed:
                   -------------------------------------------------------------

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                                                     PRELIMINARY PROXY MATERIALS


                           QUEEN SAND RESOURCES, INC.
                           13760 Noel Road, Suite 1030
                            Dallas, Texas 75240-7336
                               Tel: (972) 233-9906
                               Fax: (972) 233-9575


Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Queen Sand Resources, Inc. on August __, 2000, at 2:00 p.m., Dallas time. The meeting will be held at _________________________. Your Board of Directors and management look forward to greeting those stockholders able to attend in person.

         Since the completion of the $150 million purchase of royalty and overriding royalty interests from two trusts managed by the Morgan Guaranty and Trust Company in April 1998, the Company has encountered a number of external challenges. These challenges have included the collapse of the high yield bond market in the summer of 1998, record low energy prices in the winter of 1998-1999 and a cyclical move by the equity capital markets away from junior energy companies. As a result of these challenges we have been unable to reduce our high levels of debt and our stock price has been depressed. Management has developed and the Board of Directors has approved a plan that we believe can significantly reduce our debt levels, restore value to the common stock and position us to take advantage of current energy prices and growth opportunities.

         At the annual meeting, you will be asked to consider and approve the following items:

         (1) the election of three directors to serve until the next Annual Meeting of Stockholders or until their successors are duly qualified and elected (the Board of Directors has unanimously nominated these persons for election as director);

         (2) a proposal to approve the following recapitalization transactions:

                  o the exchange of the 9,600,000 outstanding shares of our Series A preferred stock and related preferential maintenance rights in respect of _____ shares of common stock for 212,500 shares of post-reverse-split common stock;

                  o the exchange of the 2,173 outstanding shares of our Series C preferred stock and warrants exercisable for 340,153 shares of common stock for 120,000 shares of post reverse-split common stock;

                  o the exchange of the 1,593,417 remaining unexercised common stock reset rights and warrants exercisable for 655,000 shares of common stock for 400,000 shares of post reverse-split common stock.

         (3) a proposal to amend our Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the outstanding shares of our common stock, par value $.0015 per share, whereby every 156 shares of common stock outstanding will automatically be reverse


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                                                     PRELIMINARY PROXY MATERIALS


                  split into one share outstanding, and to effect an automatic increase in the par value of the common stock from $.0015 per share to $0.234 per share but leave unchanged the number of authorized shares of our common stock at 100,000,000 shares. The board of directors may delay implementation of the reverse stock split at any time up to and including October 31, 2000, or, if the stockholders do not approve the recapitalization proposal, the board of directors may abandon the reverse stock split as permitted under Section 242(c) of the Delaware General Corporation Law;

         (4) a proposal to amend our Restated Certificate of Incorporation, as amended, to change our name to __________________________;

         (5) the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ended June 30, 2000; and

         (6) to transact other business that may properly come before the annual meeting or any adjournments thereof.

         The Board of Directors has unanimously approved each of the proposals set forth above and urges you to vote in favor of each of the proposals. Information about the business to be conducted at the annual meeting is set forth in the accompanying proxy statement, which you are urged to read carefully. During the annual meeting, I will review with you the affairs and progress of the company. Officers of the company will be present to respond to questions from stockholders.

         The vote of every stockholder is important. The Board of Directors appreciates and encourages stockholder participation in our affairs. Whether or not you plan to attend the annual meeting, please sign, date and return the enclosed proxy promptly in the envelope provided. Your shares will then be presented at the annual meeting, and we will be able to avoid the expense of further solicitation. If you attend the annual meeting, you may, at your discretion, withdraw the proxy and vote in person.

         THE EFFECTIVENESS OF THE RECAPITALIZATION IS CONTINGENT ON THE APPROVAL OF BOTH THE RECAPITALIZATION PROPOSAL AND THE REVERSE STOCK SPLIT PROPOSAL. AS A RESULT, IF THE REVERSE STOCK SPLIT PROPOSAL IS NOT APPROVED BY THE STOCKHOLDERS, THEN WE CANNOT COMPLETE THE RECAPITALIZATION EVEN IF THE STOCKHOLDERS APPROVE THE RECAPITALIZATION PROPOSAL.

         On behalf of the Board of Directors, thank you for your cooperation and continued support.

                                            Sincerely,

August ___, 2000                            EDWARD J. MUNDEN
                                            Chairman of the Board, President and
                                             Chief Executive Officer


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                                                     PRELIMINARY PROXY MATERIALS


                           QUEEN SAND RESOURCES, INC.
                           13760 Noel Rd., Suite 1030
                            Dallas, Texas 75240-7336
                               Tel: (972) 233-9906
                               Fax: (972) 233-9575


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST ___, 2000


         The Annual Meeting of Stockholders of Queen Sand Resources, Inc., a Delaware corporation (the "Company"), will be held at _______________, on August ____, 2000, at 2:00 p.m., Dallas time, for the following purposes:

         (1) the election of three directors to serve until the next Annual Meeting of Stockholders or until their successors are duly qualified and elected (the Board of Directors has unanimously nominated these persons for election as director);

         (2) a proposal to approve the following recapitalization transactions:

                  o the exchange of the 9,600,000 outstanding shares of Series A preferred stock and related preferential maintenance rights in respect of ___ shares of common stock for 212,500 shares of post reverse-split common stock;

                  o the exchange of the 2,173 outstanding Series C preferred stock and warrants exercisable for 340,153 shares of common stock for 120,000 shares of post reverse-split common stock;

                  o the exchange of the 1,593,417 remaining unexercised common stock reset rights and warrants exercisable for 655,000 shares of common stock for 400,000 shares of post reverse-split common stock.

         (3) a proposal to amend the Company's Restated Certificate of Incorporation, as amended, to effect, at any time before October 31, 2000, a reverse stock split of the outstanding shares of our common stock, par value $.0015 per share, whereby every 156 shares of common stock outstanding will automatically be reverse split into one share outstanding, and to effect an automatic increase in the par value of the common stock from $.0015 per share to $0.234 per share but leave unchanged the number of authorized shares of our common stock at 100,000,000 shares. The board of directors may delay implementation of the reverse stock split at any time up to and including October 31, 2000, or, if the stockholders do not approve the recapitalization proposal, the board of directors may abandon the reverse stock split as permitted under Section 242(c) of the Delaware General Corporation Law;

         (4) a proposal to amend the Company's Restated Certificate of Incorporation, as amended, to change the Company's name to ____________________;



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                                                     PRELIMINARY PROXY MATERIALS


         (5) the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ended June 30, 2000; and

         (6) to transact other business that may properly come before the annual meeting or any adjournments thereof.

         Holders of the our common stock, par value $0.0015 per share, of record on July 21, 2000, holders of our Series A participating convertible preferred stock, par value $0.01 per share, of record on July 21, 2000, and holders of our Series C convertible preferred stock, par value $0.01 per share, of record on July 21, 2000, are entitled to notice of, and to vote at, the annual meeting or any postponements or adjournments thereof. At the record date for determination of stockholders entitled to vote at the annual meeting or any postponements or adjournments thereof, 90,290,747 shares of voting capital stock, comprised of 80,688,574 shares of common stock, 9,600,000 shares of Series A preferred stock and 2,173 shares of Series C preferred stock, were issued and outstanding.

         THE EFFECTIVENESS OF THE RECAPITALIZATION PROPOSAL IS CONTINGENT ON THE APPROVAL OF BOTH THE RECAPITALIZATION PROPOSAL AND THE REVERSE STOCK SPLIT PROPOSAL. AS A RESULT, IF THE REVERSE STOCK SPLIT PROPOSAL IS NOT APPROVED BY THE STOCKHOLDERS, THEN THE COMPANY CANNOT COMPLETE THE RECAPITALIZATION EVEN IF THE STOCKHOLDERS APPROVE THE RECAPITALIZATION PROPOSAL.

         WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO FILL OUT, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. PROXIES FORWARDED BY OR FOR BROKERS OR FIDUCIARIES SHOULD BE RETURNED AS REQUESTED BY THEM. THE PROMPT RETURN OF PROXIES WILL SAVE THE EXPENSE INVOLVED IN FURTHER COMMUNICATION.

                                   By Order of the Board of Directors,

Dallas, Texas
August    , 2000

                                   EDWARD J. MUNDEN
                                   Chairman of the Board, President and
                                     Chief Executive Officer



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                                                     PRELIMINARY PROXY MATERIALS


                           QUEEN SAND RESOURCES, INC.
                           13760 Noel Rd., Suite 1030
                            Dallas, Texas 75240-7336
                               Tel: (972) 233-9906
                               Fax: (972) 233-9575


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD AUGUST ___, 2000

         This proxy statement is furnished to holders of our common stock, par value $0.0015 per share, holders of our Series A Participating Convertible Preferred Stock, par value $0.01 per share, and holders of our Series C Convertible Preferred Stock, par value $0.01 per share. Your proxy is being requested by the board of directors of Queen Sand Resources, Inc., a Delaware corporation. The proxies are to be used at our annual meeting of stockholders to be held at ________________, on August ___, 2000, at 2:00 p.m., Dallas time, and at any and all postponements or adjournments thereof. The record date for determining stockholders entitled to vote at the annual meeting is July 21, 2000.

                                ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

         At our annual meeting, stockholders will act upon the matters outlined in the accompanying notice of annual meeting of stockholders. In addition to customary items such as the election of directors and the ratification of auditors, stockholders are being requested to act upon several additional items of significant importance to the company. Management also will report on the company and respond to questions from stockholders.

WHAT INFORMATION WILL I RECEIVE?

         Copies of (a) our 1999 Annual Report to our stockholders, including our Annual Report on Form 10-K, as amended by Form 10-K/A-1, for the fiscal year ended June 30, 1999,(b) the notice of annual meeting of stockholders, (c) this proxy statement, including our unaudited financial statements as of March 31, 2000 attached to this proxy statement as Appendix A, and (d) the enclosed proxy card are being mailed in a single envelope to stockholders beginning on August __, 2000. See "General; 2000 Annual Meeting."

         We will deliver copies of our 1999 Annual Report and other proxy materials to brokerage firms and other custodians, nominees and fiduciaries for forwarding to beneficial owners of our common stock, Series A preferred stock and Series C preferred stock. We will reimburse those brokerage firms, custodians, nominees and fiduciaries for their reasonable expenses in connection with forwarding these materials.



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                                                     PRELIMINARY PROXY MATERIALS


WHO CAN ATTEND THE ANNUAL MEETING?

         All holders of our common stock, Series A preferred stock and Series C preferred stock, outstanding as of the record date, or their duly appointed proxies, may attend the annual meeting.

         If you hold your shares in "street name," that is, through a broker or other nominee, you will need to bring a copy of a brokerage or other nominee statement reflecting your stock ownership as of the record date and check in at the registration desk at the annual meeting. You can not vote these shares unless you also bring a broker-issued proxy as discussed below.

WHO IS ENTITLED TO VOTE?

         Only holders of record of our common stock, Series A preferred stock and Series C preferred stock outstanding at the close of business on the record date are entitled to receive notice of the annual meeting and, as described below, to vote at the annual meeting, or any postponement or adjournment of the annual meeting, the shares of common stock, Series A preferred stock and Series C preferred stock that they held on the record date.

         Each share of common stock is entitled to one vote for each director to be elected and upon all other matters to be voted upon by the stockholders at the annual meeting.

         The holder of our Series A preferred stock is entitled to vote on all matters submitted to a vote of holders of common stock, voting with the common stock as a single class. Each share of Series A preferred stock is entitled to the number of votes equal to the number of shares of common stock into which the share of Series A preferred stock could be converted on the record date. Each share of Series A preferred stock currently has one vote. The holder of Series A preferred stock also has the right to vote separately as a class on the recapitalization proposal, the reverse stock split proposal and the name change proposal. In addition, the holder of Series A preferred stock has certain additional voting rights with respect to the election of directors. See "Certain Relationships and Related Transactions - JEDI Transaction - Description of Series A Preferred Stock - Election of Directors." As of the date of this proxy statement, we have not received notification from the sole holder of the Series A preferred stock that it intends to exercise its additional director voting rights.

         The holders of Series C preferred stock have the right to vote separately as a class only on the recapitalization proposal and the reverse stock split proposal, but not on any other matters.

WHAT CONSTITUTES A QUORUM?

         The presence at the annual meeting, in person or by proxy of the holders of a majority of the shares of common stock and the Series A preferred stock together as a class, the holders of a majority of the shares of Series A preferred stock, and the holders of a majority of the shares of Series C preferred stock, outstanding on the record date will constitute a quorum, permitting the annual meeting to conduct its business with respect to the recapitalization proposal and the reverse stock split proposal. The presence at the annual meeting in person or by proxy of the holders of a majority of the shares of common stock and the Series A preferred stock, together as a class, outstanding on the record date will constitute a quorum for purposes of the election of directors, the proposal to change our name and the ratification of the appointment of auditors. On the record date, there were outstanding 80,688,574 shares of common stock, 9,600,000 shares of Series A preferred stock and 2,173 shares of Series C preferred stock. Proxies received by us but marked as

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                                                     PRELIMINARY PROXY MATERIALS


abstentions and broker nonvotes will be included in the calculation of the number of shares considered to be present for quorum purposes at the annual meeting.

HOW DO I VOTE?

         If you are a record holder of shares and complete and properly sign the accompanying proxy card and return it to us, your shares will be voted as you direct on the proxy card. If you attend the annual meeting, you may vote your shares by proxy by delivering your completed proxy card in person or you may vote your shares yourself by completing a ballot at the annual meeting. We will have ballots available at the annual meeting for stockholders who choose to vote their shares in person.

         Many of our stockholders hold their stock in "street name," which means that the shares are registered in their brokers', banks' or other nominee holders' names rather than in the stockholders' own names. The street name holder should provide to you, along with these proxy solicitation materials that we have provided to the street name holder, the street name holder's own request for voting instructions. By completing the voting instruction card, you may direct your street name holder how to vote your shares. Alternatively, if you want to vote your street name shares at the annual meeting, you must contact your broker directly in order to obtain a proxy issued to you by your nominee holder. A broker letter that identifies you as a stockholder is not the same as a broker-issued proxy. If you fail to bring a nominee-issued proxy to the annual meeting, you will not be able to vote your nominee-held shares at the 2000 annual meeting.

         If you hold your shares in street name through a broker or other nominee, your broker or nominee will not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by these "broker non-votes" will, however, be counted in determining whether there is a quorum present at the annual meeting.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

         Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the company either a notice of revocation or a proxy you have executed bearing a later date. If you hold your shares in street name and you would like to vote your shares at the annual meeting, you will also need to bring with you a legal proxy from your broker. The powers of the proxy holders will be suspended as to your shares if you attend the annual meeting in person and so request, although attendance at the annual meeting will not by itself revoke a previously granted proxy.

WHAT HAPPENS IF THE ANNUAL MEETING IS POSTPONED OR ADJOURNED?

         If the annual meeting is postponed or adjourned for any reason, at any subsequent reconvening of the annual meeting all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the annual meeting. However, proxies may be revoked or withdrawn in the manner we described above prior to the reconvened annual meeting even if they have been voted on the same or any other matter at the prior meeting.

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                                                     PRELIMINARY PROXY MATERIALS


WHAT ARE THE BOARD'S RECOMMENDATIONS?

         Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the board of directors. The board's recommendations are set forth below together with the description of each item in this proxy statement. In summary, the board recommends a vote in favor of:

         (1) the election of three directors to serve until the next Annual Meeting of Stockholders or until their successors are duly qualified and elected (the Board of Directors has unanimously nominated these persons for election as director);

         (2) a proposal to approve the following recapitalization transactions (the "Recapitalization Proposal"):

                  o the exchange of the 9,600,000 outstanding shares of Series A preferred stock and related preferential maintenance rights in respect of ___ shares of common stock for 212,500 shares of post reverse-split common stock;

                  o the exchange of the 2,173 outstanding shares of Series C preferred stock and warrants exercisable for 340,153 shares of common stock for 120,000 shares of post reverse-split common stock;

                  o the exchange of the 1,593,417 remaining unexercised common stock reset rights and warrants exercisable for 655,000 shares of common stock for 400,000 shares of post reverse-split common stock.

         (3) a proposal to amend our restated certificate of incorporation, as amended, to effect a reverse stock split of the outstanding shares of our common stock, par value $.0015 per share, whereby every 156 shares of common stock outstanding will automatically be reverse split into one share outstanding, and to effect an automatic increase in the par value of the common stock from $.0015 per share to $0.234 per share but leave unchanged the number of authorized shares of our common stock at 100,000,000 shares. The board of directors may delay implementation of the reverse stock split at any time up to and including October 31, 2000, or, if the stockholders do not approve the recapitalization proposal, the board of directors may abandon the reverse stock split as permitted under Section 242(c) of the Delaware General Corporation Law;

         (4) a proposal to amend our Restated Certificate of Incorporation, as amended, to change our name to ____________________; and

         (5) the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ended June 30, 2000.

         With respect to any other matters that properly come before the annual meeting, the proxy holders will vote as recommended by the board of directors, or, if no recommendation is given, in their own discretion. The board of directors does not know of any other business to be presented at the annual meeting.

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                                                     PRELIMINARY PROXY MATERIALS


HOW ARE ABSTENTIONS AND BROKER NON-VOTES TREATED?

         Brokers and other nominee holders holding shares of record for their customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. "Broker non-votes" means those votes that could have been cast on the matter in question by brokers and other nominee holders with respect to uninstructed shares if the brokers and other nominee holders had received their customers' instructions. "Uninstructed shares" means those shares held by a broker or other nominee who has not received instructions from its customers on the matters and the broker or other nominee has so notified the company on a proxy form in accordance with industry practice or has otherwise advised the company that the nominee lacks voting authority.

         The effect of broker non-votes and abstentions is described with respect to each proposal below in "Summary of Proposals to be Considered at the Annual Meeting."


           SUMMARY OF PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING

         The following is a summary of the proposals presented in this proxy statement. You are urged to read this entire proxy statement and the attached appendix.

         Proposal 1. Election of directors. At the annual meeting, stockholders will elect three directors, who make up the entire board of directors, to hold office until the next annual meeting of stockholders or until their successors are elected and qualified. The affirmative vote of a plurality of the shares of common stock and Series A preferred stock, voting together as a class, represented at the annual meeting will be required to elect each of these directors. Votes may be cast in favor of or withheld with respect to each nominee. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election.

         Proposal 2. Recapitalization. Stockholders are being asked to approve the Recapitalization Proposal which consists of the following:

                  o the exchange of the 9,600,000 outstanding shares of Series A preferred stock and related maintenance rights in respect of _____ shares of common stock for 212,500 shares of post reverse-split common stock;

                  o the exchange of the 2,173 outstanding shares of Series C preferred stock and warrants exercisable for 340,153 shares of common stock for 120,000 shares of post reverse-split common stock; and

                  o the exchange of the 1,593,417 remaining unexercised common stock and warrants exercisable for 655,000 shares of common stock reset rights for 400,000 shares of post reverse-split common stock.

         To be adopted, the Recapitalization Proposal must receive the affirmative vote of (1) a majority of the issued and outstanding shares of common stock and Series A preferred stock, voting together as a single class,
(2) a majority of the issued and outstanding shares of Series A preferred stock, voting separately as a class and (3) a two-thirds majority of the issued and outstanding shares of Series C preferred stock, voting separately as a class. Uninstructed shares are not entitled to vote on this matter, and therefore broker

                                                     PRELIMINARY PROXY MATERIALS


non-votes will have the effect of negative votes on this proposal. Abstentions have the effect of negative votes.

         THE EFFECTIVENESS OF THE RECAPITALIZATION PROPOSAL IS CONTINGENT ON THE APPROVAL OF BOTH THE RECAPITALIZATION PROPOSAL AND THE REVERSE STOCK SPLIT PROPOSAL. AS A RESULT, IF THE REVERSE STOCK SPLIT PROPOSAL IS NOT APPROVED BY THE STOCKHOLDERS, THEN WE CANNOT COMPLETE THE RECAPITALIZATION EVEN IF THE STOCKHOLDERS APPROVE THE RECAPITALIZATION PROPOSAL.

         Proposal 3. Reverse stock split. Stockholders are being asked to approve an amendment to our restated certificate of incorporation to effect a reverse stock split at any time before October 31, 2000 in the discretion of the board of directors. Pursuant to the reverse stock split every 156 shares of outstanding common stock will automatically be reverse split into one share outstanding. The board will have authority to implement the reverse stock split at any time before October 31, 2000 or, if the stockholders do not approve the Recapitalization Proposal, alternatively to abandon and not effect the reverse stock split at all. To be adopted, the approval of the reverse stock split must receive the affirmative vote of (1) the majority of the issued and outstanding shares of common stock and Series A preferred stock, voting together as a single class, (2) a majority of issued and outstanding Series A preferred stock, voting separately as a class and (3) a two-thirds majority of issued and outstanding Series C preferred stock voting separately as a class. Uninstructed shares are not entitled to vote on this matter, and therefore broker non-votes will have the effect of negative votes on this proposal. Abstentions have the effect of negative votes.

         Proposal 4. Change of Name. Stockholders are being asked to approve an amendment to our restated certificate of incorporation to change our name to ___________________. To be adopted, the approval of the name change must receive the affirmative vote of (1) the majority of the issued and outstanding shares of common stock and Series A preferred stock voting together as a single class, and
(2) a majority of issued and outstanding Series A preferred stock, voting separately as a class. Uninstructed shares are not entitled to vote on this matter, and therefore broker non-votes will have the effect of negative votes on this proposal. Abstentions have the effect of negative votes.

         Proposal 5. Ratification of auditors. Stockholders are being asked to ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ended June 30, 2000. To be approved, this matter must receive the affirmative vote of the majority of the issued and outstanding shares of common stock and Series A preferred stock, voting together as a single class, present in person or by proxy at the annual meeting and entitled to vote. Abstentions and broker non-votes will not be taken into account in determining the outcome of the appointment of auditors.

VOTING COMMITMENTS OF SOME STOCKHOLDERS

         Under the terms of the recapitalization agreement, the holder of our Series A preferred stock agreed to vote all of the Series A preferred stock and common stock beneficially owned and held of record by it for each of the proposals in this proxy statement. As of the record date, the holder of our Series A preferred stock held of record and beneficially an aggregate of 9,600,000 shares of Series A preferred stock and 2,634,952 shares of common stock, representing approximately 14% of the common stock and Series A preferred stock, together as a class, and all of the outstanding Series A preferred stock.

         Under the terms of the recapitalization agreement, the holders of repricing rights agreed to vote all of the common stock beneficially owned and held of record by them for each of the proposals in this proxy statement. As of the record date, the holders of the repricing rights held of record and beneficially an



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                                                     PRELIMINARY PROXY MATERIALS


aggregate of 23,987,368 shares of common stock, representing approximately 24% of the common stock and Series A preferred stock, together as a class.

         Under the terms of the recapitalization agreement, the holders of our Series C preferred stock agreed to vote all of the Series C preferred stock beneficially owned and held of record by them for the recapitalization and reverse stock split proposals. These holders also agreed to vote any shares of common stock beneficially held and/or held of record by them for each of the proposals in this proxy statement. As of the record date, the holders of the Series C preferred stock held of record and beneficially an aggregate of 3,062,825 shares of common stock, representing approximately 3% of the common stock and Series A preferred stock, together as a class. As of the record date, the holders of the Series C preferred stock held of record and beneficially an aggregate of 2,173 shares of Series C preferred stock, representing 100% of the Series C preferred stock.

         The company's management and board of directors, who held an aggregate of 6,600,000 shares of common stock at the record date, representing approximately 11.3% of the outstanding shares of common stock and Series A preferred stock together as a class, have stated they intend to vote in favor of the recapitalization.

         The shares of voting stock described above aggregate 45,885,072 voting shares or 50.8% of the total common stock and Series A preferred stock, together as a class.



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                                                     PRELIMINARY PROXY MATERIALS


                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

GENERAL

         Three directors are to be elected at the annual meeting. The current size of our board of directors is three. Unless otherwise instructed, the proxy holders intend to vote the proxies received by them FOR the three nominees below.

                                EDWARD J. MUNDEN
                                ROBERT P. LINDSAY
                                  BRUCE I. BENN

         All of our nominees currently serve as directors of the company, and each director was elected by our stockholders at our 1998 annual meeting. Each nominee has consented to being named in this proxy statement and to serve if elected. If any nominee becomes unavailable before the election, your proxy authorizes us to vote for a replacement nominee if the board names one. The three nominees will serve until the next annual meeting of stockholders and until their successors are elected.

         We intend to initiate a search for two additional outside, non-employee directors, in connection with the recapitalization and the other actions described in this proxy statement. Once we have identified the two additional directors who will serve on our board, the current directors will increase the size of our board to five directors and appoint the two additional directors to fill the newly created vacancies in accordance with our bylaws. We anticipate that those persons would also be appointed to the board's Compensation Committee and the Audit Committee.

DIRECTORS AND NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

         Edward J. Munden, 49, has been the President and a director of the company since March 6, 1995. He was appointed as Chief Executive Officer in May 1996 and was appointed Chairman of the Board in October 1997. Since 1989, he has been a director and co-founder of Capital House Corporation ("CHC"), which is a Canadian venture capital firm located in Ottawa, Ontario, Canada. Mr. Munden was elected to the board of Mustang Minerals Corp. a Canadian mineral exploration company in March 1999. Mr. Munden has held positions in the mining industry with Eldorado Nuclear Limited (1980 to 1989), the manufacturing industry with Proctor and Gamble Company of Canada (1978 to 1980) and the oil and gas industry with Union Oil of Canada Limited (1974 to 1976). Mr. Munden is a professional geological engineer and holds a Bachelor of Science degree in Engineering (1974) and a Masters of Business Administration (1978) from Queens University in Kingston, Canada.

         Robert P. Lindsay, 57, joined the company in 1994 and became Executive Vice President in September 1995 and Chief Operating Officer in May 1996. From 1973 until 1995 Mr. Lindsay was Chief Executive Officer of Lin-Mour Drilling Company. Mr. Lindsay joined Helmerich & Payne, an oil and natural gas drilling and exploration company headquartered in Tulsa, Oklahoma, in 1965 and held increasingly senior positions with that company until 1973. Mr. Lindsay holds a Bachelor of Arts degree in Accounting (1965) from the University of Texas.




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                                                     PRELIMINARY PROXY MATERIALS


         Bruce I. Benn, 46, has been an Executive Vice President and a director of the company since March 1995. From 1985 to 1993, he was Vice President and Director of Corporation House Ltd., where he acted as an investment banker and a financial advisor to resource development, manufacturing and construction firms around the world. He is an attorney and holds a Masters of Law degree (LL.M, 1979) from the University of London, England, a Baccalaureate of Laws (LL.B,
1978) from the University of Ottawa, Canada, and a Bachelor of Arts in Economics
(1975) from Carleton University in Ottawa, Canada. Ronald I. Benn, the Chief Financial Officer of the company, is the brother of Bruce I. Benn.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.





                                      -9-
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                                                     PRELIMINARY PROXY MATERIALS


                                  PROPOSAL TWO

                      PROPOSAL TO APPROVE RECAPITALIZATION

INTRODUCTION

         On July 17, 2000, we entered into a recapitalization agreement with the holders of our Series A preferred stock, Series C preferred stock and common stock repricing rights which calls for these holders to exchange all of their holdings of our Series A preferred stock, Series C preferred stock and common stock repricing rights together with all warrants and maintenance rights that they may own for an aggregate of 732,500 shares of common stock after giving effect to the 156 to 1 reverse split of our common stock described below in Proposal Three. As required by the recapitalization agreement, our board of directors is soliciting stockholder approval of the Recapitalization Proposal, which consists of the exchange of stock and repricing rights described above that are held by the stockholders who have entered into the recapitalization agreement. Our board of directors approved the recapitalization agreement, including the Recapitalization Proposal, on July 17, 2000.

         The closing contemplated under the recapitalization agreement is subject to:

         o stockholder approval of the Recapitalization Proposal and the reverse split proposal;

         o we must deliver the common stock without any restrictive legend or stop transfer orders, except as otherwise provided in the recapitalization agreement;

         o not later than October 31, 2000, we must have closed an equity financing generating net proceeds to us of at least $50 million;

         o not later than October 31, 2000, we must have repurchased not less than $75 million in original principal amount of our 12.5% senior notes; and

         o the representations and warranties contained in the recapitalization agreement must be true as of the date of the agreement and the date of delivery of shares of common stock to the Series A preferred stock, the Series C preferred stock and the repricing rights holders.

         The recapitalization agreement also prohibits the holders from converting any shares of Series A preferred stock or Series C preferred stock into shares of common stock or exercising any common stock repricing rights pending fulfillment of the conditions noted above. Upon the closing contemplated under the recapitalization agreement and the reverse stock split described in Proposal Three, we will have approximately 1,250,000 shares of common stock outstanding. There will be no warrants, no maintenance rights, no common share repricing rights or shares of any class of preferred stock outstanding at that time.

         We intend to make a tender offer or an exchange offer to effect a repurchase of not less than $75 million original principal amount of our senior notes. We have executed a binding participation agreement with the holders of $94 million of senior notes pursuant to which these holders have agreed to tender their senior notes to us. The participation agreement is conditioned upon the tender or exchange offer closing on or before October 31, 2000 with the participation of not less than $110 million of the senior notes. To



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                                                     PRELIMINARY PROXY MATERIALS


finance the repurchase of our senior notes, we intend to complete a public offering or private placement of post-reverse split common stock on or before October 31, 2000.

         Stockholder approval is not required and is not being sought for the repurchase of our senior notes or for the public offering or private placement.

BACKGROUND AND REASONS FOR RECAPITALIZATION

         Conditions in the capital and energy markets began to deteriorate in the months following our acquisition of certain oil and natural gas interests from two trusts managed by Morgan Guaranty and Trust Company (the "Morgan Transaction") in April 1998. The Morgan Transaction was our largest acquisition to date and increased our reserve base from approximately $50 million to over $200 million. The Morgan Transaction was initially financed with a bridge debt facility provided by the Bank of Montreal and Enron Capital & Trade Resources Corp. which provided specified penalties if it was not refinanced by July 20, 1998. Our intention at the time we entered into the Morgan Transaction was to refinance the bridge facility with a combination of $25 million in new equity and $125 million in a high yield note offering. Based on the market conditions at the time we closed the Morgan Transaction, management expected that our senior notes would bear interest at not more than 10% per annum. However, as we were preparing to go to the high yield debt market late in the second quarter of 1998, interest rates began to move strongly against us and our offering was ultimately priced with an interest rate of 12.5% per annum. In addition, we found that some investors who had previously expressed an interest in participating in our equity offering withdrew while others who were prepared to participate sought to impose more onerous terms. During the last three quarters of 1998, energy prices fell, reducing our revenues significantly. These deteriorating conditions in the capital and energy markets negatively affected the company in three major ways. First, it depressed our stock price; second, it impaired our liquidity; and third, we were forced to write down the carrying value of our investment in our oil and natural gas producing properties.

         While we expect to be able to meet our obligations for the foreseeable future, our ability to remain a going concern, to repay our indebtedness and to grow the company in a manner that will ultimately benefit our equity holders depends on our ability to not only replace producing reserves, but to add to our reserve base. To accomplish this we must attract additional capital on favorable terms and/or complete merger or acquisition transactions using our capital stock. Management believes that in the absence of a restructuring, the company will find it increasingly difficult to locate new capital and our ability to pay interest on our indebtedness could eventually become impaired. Our discussions with potential investors and merger partners have led management to believe that a restructuring will allow us to attract new capital and successfully pursue merger and acquisition opportunities.

         The following is a more detailed discussion of how the deteriorating conditions in the capital and energy markets during 1998 negatively affected the company and continue to impede its growth. This will be followed by a discussion of the alternatives we have considered and the interim steps we have taken to adjust to these negative effects. Finally, we discuss the strategic benefits of the proposed restructuring proposal and the details of what it will involve.




                                      -11-
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                                                     PRELIMINARY PROXY MATERIALS


NEGATIVE EFFECTS

Depressed Stock Price led to Further Dilution

         In August 1998, after we had successfully refinanced the Bank of Montreal/Enron bridge facility, our common stock price reached a high of $8.00, but by the end of December 1998 it had fallen to less than $4.00. The decline in our stock price continued throughout 1999 and by November 30, 1999 it had fallen to less than $0.40 per share. The decline has continued through 2000 and, as of July 3, 2000, the price of our common stock closed at $0.109 per share.

         The decline in our common stock price had the effect of increasing the possibility that the existing common equity of the company could be significantly diluted because both the conversion provisions of the Series C preferred stock that we had issued in December 1997 and the repricing formula for the repricing rights that were attached to the common stock that we issued in two private placements in 1998 were based on the current bid price of the common stock at the time of conversion or exercise. Because of this link to the current bid price, the number of shares of common stock that potentially became issuable to the holders of Series C preferred stock and repricing rights increased significantly as the common stock price fell.

         In December 1997, we raised gross proceeds of $10,000,000 from the sale of the 10,400 shares of Series C preferred stock. The conversion rights provide that the number of shares of common stock issuable upon conversion of each share of Series C preferred stock equals the liquidation value of the Series C preferred stock ($1,000 per share) divided by the average of the closing bid prices of our common stock over a specified number of trading days preceding the date of conversion. Thus, the number of common shares issuable upon conversion when the closing bid prices are in the range of $1.00, which is where it had fallen by June 1999, are four times as many as when the bid price is in the range of $4.00, as it had been in late December 1998. The Series C was intended to be bridge equity capital to allow us to make acquisitions pending a subsequent planned public offering of common stock. At the time the company issued the Series C shares, management planned on completing a public offering of common stock by the third quarter of 1998, the proceeds of which were to be used, in part, to redeem the Series C shares.

         In July 1998, we raised gross proceeds of $24 million from the private placement of 3,428,573 shares of common stock at an issue price of $7.00 per share. The buyers of this common stock demanded repricing rights to protect them against declines in the price of the common stock they were purchasing. The net proceeds of this transaction were used to refinance a portion of the bridge facility that we used to initially fund the Morgan Transaction. One repricing right was granted for each share of common stock purchased. Each repricing right granted the holder a one-time right to require us to issue to the rights holder additional shares of common stock without the payment of additional consideration. The repricing rights expire upon exercise. The July 1998 issuance of shares with repricing rights attached was approved by the company's stockholders at the 1998 annual meeting held on November 20, 1998.

         The company negotiated the right to repurchase the repricing rights under certain circumstances. At the time the company sold those shares of common stock to the investors, management believed that the equity markets would support a subsequent private placement or public offering of common stock sufficient to finance the repurchase of the repricing rights on favorable terms later in the year once the company had time to consolidate the Morgan Transaction.

         In November 1998 we sold 416,667 shares of common stock at an issue price of $6.00 per share to two of the same investors who participated in the July 1998 transaction. The November sale raised an



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                                                     PRELIMINARY PROXY MATERIALS


additional $2.5 million of gross proceeds for the Company. The net proceeds of this sale were used to purchase 2,152 shares of Series C preferred stock. The shares issued in the November transaction also carried repricing rights on substantially the same terms as those issued in the July 1998 transaction.

         Subject to certain limitations, the number of additional shares that are issuable when repricing rights are exercised by a holder is determined by multiplying the number of repricing rights being exercised times the "repricing rate." The repricing rate is determined by the following formula:

                        "repricing price" - market price
                        --------------------------------
                                  market price

         The repricing price is determined by multiplying the original purchase price of the share, $7.00 per share in the case of the July 1998 transaction and $6.00 per share in the case of the November 1998 transaction, by a premium that rose in steps to 128% over the eight months following the original sale and remained constant thereafter. The market price in the formula is determined by averaging the closing bid prices of the common stock over a certain number of trading days preceding the date of exercise of the repricing right. As long as the market price exceeded the repricing price, we were not required to issue any additional shares. However, as the market price of our common stock fell below the repricing price, the number of shares of common stock issuable upon the exercise of the repricing rights increased. For example, the number of shares of common stock issuable upon the exercise of each repricing right at a market price of $2.00 is more than four times greater than it would be at a market price of $5.00.

         Since their issuance in December 1997, 2,152 shares of Series C preferred stock have been repurchased by us and 6,075 shares have been converted into 10,538,753 shares of common stock. As of June 16, 2000, 2,173 shares of Series C preferred stock remain outstanding and would be convertible into 22,203,568 shares of common stock if all these shares were converted on that date at the then-prevailing conversion price ($0.11 per share).

         Since their issuance in 1998, a total of 2,287,394 repricing rights have been exercised for an aggregate of 39,497,894 shares of common stock. As of June 16, 2000, 1,593,417 repricing rights remained outstanding and could have been exercised for 124,947,220 shares of common stock at the then-prevailing exercise price ($0.11 per share).

         If the holders of Series A and Series C preferred stock had elected to convert all their remaining shares and the holders of the repricing rights elected to exercise all the outstanding repricing rights as of June 16, 2000 at the prices that were then in effect ($0.11 per share), we would have been required to issue 156,750,788 additional shares of common stock raising the total amount of common shares issued and outstanding to 237,439,361 which exceeds the 100,000,000 shares of common stock authorized by our certificate of incorporation. We believe the potential dilution which this represents acts to depress the price of our common stock.

Impaired Liquidity

         The second major effect of the deteriorating conditions in the capital and energy markets during 1998 was to impair our liquidity and ability to raise additional capital. We were forced to raise the interest rate on our high yield note offering of July 1998 from 10% to 12.5%, which increased our annual interest expense by $3 million and reduced the amount of cash available for capital expenditures dollar for dollar. In the first quarter of 1999, the Bank of Montreal, the agent on our secured credit facility and one of our secured lenders



                                      -13-
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                                                     PRELIMINARY PROXY MATERIALS


at the time, advised us that they would not permit us to make any further draws under our credit facility, and that they desired us to repay the whole of the outstanding indebtedness, approximately $17 million at the time, as soon as practicable. As a result, we were constrained in our ability to acquire additional properties and we had to scale back the capital expenditure program that we had instituted to develop and enhance our existing asset base until an alternative lender could be put in place. We believe the availability of new equity capital also declined significantly for small independent oil and gas companies generally and the company was forced to suspend its plans to pursue a private placement or public offering in late 1999.

Reduction in Asset Carrying Value

         Pursuant to the full cost method of accounting rules for oil and natural gas properties, we are required to record the value of our oil and natural gas producing properties on our balance sheet at the lesser of their adjusted historical cost or their present value as determined by the prevailing energy prices. Generally speaking if, during a fiscal quarter, energy prices decline below the levels that existed at the time we purchased an oil and natural gas producing property we may be required to record a non-cash write down of the value of that property at the end of that quarter. The closing of the Morgan Transaction in April 1998 coincided with a peak in energy prices. Thus, as energy prices declined in 1998 following our completion of the Morgan Transaction, we were obliged to record a $28 million write down on June 30, 1998 and a further $35 million write down on December 31, 1998. Under generally accepted accounting principles, we are not allowed to record a corresponding increase in asset valuation in the event of a recovery in oil and gas prices as subsequently occurred during 1999.

         Because of these write downs in the carrying value of our assets, our net tangible asset base (assets less liabilities) fell below the $2 million minimum listing requirement threshold of the Nasdaq SmallCap market on which our common stock had been trading since May 1997. In addition, the decline in our common stock price eventually reduced our market capitalization below the $35 million Nasdaq SmallCap market minimum. Accordingly, on July 22, 1999, we received formal notice of Nasdaq's intention to delist our common stock as a result of our noncompliance with these thresholds. Subsequently, on August 13, 1999, Nasdaq also advised us that we no longer met the $1.00 minimum trading price threshold. By written brief and at an oral hearing we attempted to persuade Nasdaq to grant us additional time within which to implement a plan to restore compliance with the minimum listing thresholds. However, by letter dated November 10, 1999, we were notified that a final decision had been made to delist our common stock from the SmallCap Market effective November 11, 1999. We have since traded on the Nasdaq Over-the-Counter Bulletin Board. In addition, many institutional and other investors refuse to invest in stocks that are traded at levels below the Nasdaq SmallCap Market which could make our effort to raise capital in the future more difficult.

ACTION PLAN AND ALTERNATIVES CONSIDERED

         In order to adjust to the effects of the downturn in the energy and capital markets during 1998, management has at various times considered the following options:

         o        refinance our secured debt;

         o repurchase the Series C preferred stock and the repricing rights in accordance with their terms;

         o        seek protection under the bankruptcy laws;



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                                                     PRELIMINARY PROXY MATERIALS


         o        merge with one of our peers;

         o        raise a substantial equity investment in the company; or

         o recapitalize our convertible securities into a set number of shares of common stock.

         Our first priority was to seek a refinancing of our existing secured debt with a new lender. Our goal was to increase our borrowing base to allow us to fund properties acquisitions and capital expenditures. On July 21, 1999, we signed a term sheet with Ableco Finance LLC and Foothill Capital Corporation ("Ableco") for a new revolving credit facility. On October 22, 1999, we signed an amended and restated credit agreement with Ableco. This credit facility provides for borrowing up to $50 million, subject to borrowing base limitations. As of July 5, 2000 our borrowings under this facility were limited to $30 million of which approximately $15.8 million was outstanding on that date. This facility was funded on October 29, 1999 and replaced our previous credit facility led by the Bank of Montreal. In addition, the subordinated credit agreement with Enron Capital & Trade Resources Corp. was terminated upon funding of the Ableco credit facility. With the new Ableco facility in place we were able to increase our capital expenditure program in the last quarter of 1999.

         We also moved to sell some non-core assets to provide some interim liquidity. This sale was closed on June 30, 1999 and raised approximately $11 million. The proceeds of this sale were used to pay down secured debt and fund capital expenditures.

         We also engaged Friedman, Billings, Ramsey & Co., Inc. ("FBR") on August 2, 1999 to work with us to identify and evaluate various strategic alternatives to maximize stockholder value. FBR is a broker- dealer and an investment banking and an institutional research firm. After consultation with FBR, management has rejected all the alternatives described above except for the refinancing of the secured debt and the recapitalization outlined in this proxy solicitation. For the reasons discussed below, all other alternatives have been rejected as being impractical or because in management's opinion they would produce less value to the stockholders than the Recapitalization Proposal for which your approval is being solicited.

         Exercising the repurchase options under the applicable Securities Purchase Agreements and our restated certificate of incorporation, as amended, was rejected because the exercise of the repurchase options would have cost the company approximately $18 million and the company did not have sufficient funds on hand to repurchase these securities. Further, management had determined that there were no reasonable prospects of raising these funds from external sources in the company's current condition.

         The bankruptcy option was also rejected because we believe that a voluntary bankruptcy filing would likely not have maximized a recovery for holders of our unsecured indebtedness or holders of our capital stock. Management believes that the most likely liquidation scenario would be a court-administered forced sale of assets. Under this scenario, we believe that the liquidation proceeds might not be sufficient to satisfy even the claims of the company's creditors, which are in excess of $140 million. In addition, the holders of Series A and Series C preferred stock have liquidation preferences over the holders of common stock. Management is of the view that it is extremely unlikely that sufficient value would be realized to satisfy the creditors and the holders of stock having liquidation preferences over the holders of common stock and, accordingly, the common stockholders would receive no value for their shares in a bankruptcy scenario.

         We have considered selling the company through a merger or sale of substantially all our assets and have contacted more than 16 potential purchasers and merger partners in this regard. None of the parties



                                      -15-
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                                                     PRELIMINARY PROXY MATERIALS


contacted have chosen to pursue discussions with the company beyond a preliminary stage. We believe that the company's current capital structure makes it unlikely that we can attract a merger partner on favorable terms.

         The company and FBR have contacted various institutional investors about making an investment in the company. None have expressed any willingness to invest given our current capital structure and market conditions.

STRATEGIC BENEFITS OF THE PROPOSED RECAPITALIZATION

         After due consideration of the company's current position and prospects, the board of directors has concluded that recapitalizing the company is the best alternative to facilitate its growth and enhance stockholder value. Although the proposed recapitalization will have a negative effect on the current common stockholders, as discussed in more detail below, the board of directors believes that this negative effect is less than would occur under any other viable alternative and as a result the recapitalization provides the best prospects of preserving and, in time, enhancing common stockholder value. We can complete the recapitalization only if the stockholders approve the Recapitalization Proposal. However, even if the stockholders approve the Recapitalization Proposal, we may not be able to complete the recapitalization if the other conditions to the recapitalization agreement are not met.

         We believe that the proposed recapitalization, including the repurchase $75 million face value of our senior notes for approximately $49 million and the sale of our common stock with net proceeds sufficient to repurchase the senior notes and to fund our acquisition and capital expenditure programs, will have the following benefits if completed:

         o it will eliminate all outstanding shares of any class of stock having a put right or a liquidation preference over our common stock;

         o it will reduce outstanding indebtedness from approximately $140 million to approximately $50 million;

         o        it will improve interest coverage from 1.1:1 to 3.3:1;

         o it will increase stockholders' equity value to approximately $62 million; and

         o it will increase the likelihood that the company's common stock will qualify for trading on the NASDAQ National Market or the American Stock Exchange

         In addition, we believe the recapitalization has the following advantages over other strategic alternatives:

         o The recapitalization is immediately achievable, subject to stockholder approval and completion of the common stock placement and the repurchase of senior notes;

         o The recapitalization enhances the company's ability to attract new capital; and

         o The recapitalization maintains the company's flexibility to pursue a sale of the company and preserve a greater share of common stockholder value as compared to other alternatives.



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                                                     PRELIMINARY PROXY MATERIALS


                  In particular, the proposed transaction captures a significant portion of the discount at which our senior notes have recently been trading and effectively transfers it to stockholders' equity.

         We believe that our financial flexibility will be improved significantly if the recapitalization and the reverse stock split are completed. Therefore, the board of directors has approved the recapitalization and recommends that the stockholders approve it.

THE PROPOSED RECAPITALIZATION

         The Recapitalization Proposal involves the following elements:

                  o the exchange of the 9,600,000 outstanding Series A preferred shares and related preferential maintenance rights in respect of _____ shares of common stock for 212,500 shares of post reverse-split common stock;

                  o the exchange of the 2,173 outstanding Series C preferred shares and warrants exercisable for 340,153 shares of common stock for 120,000 shares of post reverse-split common stock;

                  o the exercise and exchange of the 1,593,417 remaining unexercised common stock repricing rights and warrants exercisable for 655,000 shares of common stock for 400,000 shares of post reverse-split common stock.

         Even if our stockholders approve the Recapitalization Proposal, we will be able to implement the Recapitalization Proposal only if the other conditions in the recapitalization agreement are met, including the repurchase of $75 million face value of our senior notes for approximately $49 million and the sale of common stock in a public offering or private placement with net proceeds sufficient to repurchase the senior notes and to fund our acquisition and capital expenditure programs. We cannot assure that we will be able to satisfy the conditions in the recapitalization agreement.

Series A Recapitalization Background

         In March 1997 we entered into a series of agreements with Joint Energy Development Investments Limited Partnership, or JEDI, an affiliate of Enron Corp., which agreements included a Securities Purchase Agreement providing for the purchase and sale of 9,600,000 shares of Series A preferred stock, a Registration Rights Agreement and a Stockholders Agreement (collectively, the "JEDI Agreements"). The terms of the Series A preferred stock provide that the holder of the Series A preferred stock is entitled to a liquidation preference over all other classes of shares. JEDI is the registered owner of all 9,600,000 shares of Series A preferred stock and as of June 5, 2000 is the registered owner of 2,634,952 shares of common stock and has the right to purchase 12,157,501 shares of common stock pursuant to the preferential maintenance rights under the JEDI Agreements. For further description of the JEDI Agreements, see "Certain Relationships and Related Transactions - JEDI transaction." JEDI also has the right to convert its 9,600,000 shares of Series A preferred stock into 9,600,000 shares of common stock at any time. To date, JEDI has not converted any of its shares of Series A preferred stock. If JEDI demanded to convert all their shares of Series A preferred stock into shares of common stock simultaneously with a demand by the holders Series C preferred stock to convert their shares of Series C preferred stock into shares of common stock and an exercise of all remaining

                                                     PRELIMINARY PROXY MATERIALS


repricing rights, the company would not have sufficient shares of common stock authorized to meet these demands.

Recapitalization Proposal as it pertains to Series A Preferred Stock

         Under the terms of the recapitalization agreement, JEDI will exchange all its shares of Series A preferred stock and all unexercised preferential maintenance rights to purchase common stock into an aggregate of 212,500 post reverse-split shares on or before October 31, 2000. JEDI also agreed that until October 31, 2000 it will not take any action to pursue any other rights or remedies to which it may be entitled under the Securities Purchase Agreement or otherwise. Upon delivery to JEDI of the 212,500 shares of post-split common stock, the JEDI Agreements will be terminated and there will no longer be any shares of Series A preferred stock outstanding or any preferential maintenance rights outstanding. As of June 16, 2000, JEDI held 2,634,952 pre-split shares of common stock. Those shares will be fully subject to the proposed 156 to 1 reverse-split, leaving JEDI with 16,890 post reverse-split shares and proportionately diluted by the other transactions contemplated in this proxy statement.

Series C Recapitalization Background

         As of June 16, 2000, there were 2,173 shares of Series C preferred stock issued and outstanding. In addition the holders of Series C preferred stock hold warrants to purchase 340,153 shares of common stock. As of June 16, 2000, the holders of the Series C preferred stock would have been entitled to an aggregate of 21,375,915 shares of common stock upon conversion of all of their shares of Series C preferred stock, at the conversion price of $0.11 per share then applicable. Between the date of the issuance of the Series C preferred stock in December 1997 and June 16, 2000, we have repurchased 2,152 shares of Series C preferred stock and 6,075 shares have been converted into 10,535,928 shares of common stock. If a demand for conversion is made simultaneously with a demand to convert the shares of Series A preferred stock and an exercise of all remaining repricing rights, the company would not have sufficient shares of common stock authorized to meet these demands. Pursuant to the Series C Certificate of Designation, any shares of Series C preferred stock outstanding on December 24, 2001 will be automatically converted into shares of common stock at the then-prevailing market price. The company is also party to a Registration Rights Agreement with the holders of Series C preferred stock by which the company is obligated to register and keep reserved for issuance a sufficient number of shares to satisfy any and all demands for conversion. The company does not presently have a sufficient number of shares so registered and reserved to satisfy the conversion of all remaining Series C preferred stock at current market prices. The Certificate of Designation governing the Series C preferred stock grants the holders a liquidation preference over all classes of common shares.

Recapitalization Proposal as it pertains to Series C Preferred Stock

         Under the terms of the recapitalization agreement, the holders of Series C preferred stock will exchange their shares of Series C preferred stock, in aggregate 2,173 shares plus dividends, and all their unexercised warrants to purchase common stock into an aggregate of 120,000 shares of post-split common stock on or before October 31, 2000. These shares of post-split common stock will be divided pro rata among the holders of Series C stock. Each holder also agreed, in the interim, not to deliver any further conversion notices to the company pending delivery of the 120,000 post-reverse split shares. Until that time none of the holders will take any action to pursue any other rights or remedies to which they may be entitled under the Series C Securities Purchase Agreement or otherwise. The Series C Securities Purchase Agreement and Registration Rights Agreement will be terminated upon delivery of the common stock that

                                                     PRELIMINARY PROXY MATERIALS


the company is obligated to deliver and effective as of that time there will no longer be any shares of Series C preferred stock outstanding.

Common Stock Repricing Rights Recapitalization Background

         As of June 16, 2000 there were 1,593,417 unexercised repricing rights issued and outstanding. As of that date, the holders of those repricing rights would have been entitled, upon exercise, to an aggregate of 124,947,220 shares of common stock, at the exercise price of $0.11 per share prevailing at that date. If a demand for exercise were made, the company would not have sufficient shares of common stock authorized to meet the demand. Between the date of their issuance in 1998 and June 16, 2000, an aggregate of 2,287,394 repricing rights have been exercised for 39,497,894 shares of common stock. The holders of repricing rights also hold warrants to purchase 655,000 shares of common stock. The company is also party to a Registration Rights Agreement with the holders of repricing rights by which the company is obligated to register and keep reserved for issuance a sufficient number of shares to satisfy any and all demands for exercise. The company does not presently have sufficient number of shares so registered and reserved to satisfy the exercise all remaining repricing rights at current market prices.

Recapitalization Proposal as it pertains to Repricing Rights

         Under the terms of the recapitalization agreement, the holders or repricing rights will exchange all their warrants and unexercised repricing rights for an aggregate of 400,000 shares of post reverse-split common stock. These shares of post-split common stock will be divided pro rata among the holders of unexercised repricing rights. To the extent that the holders of unexpired repricing rights currently also hold shares of common stock, they will also receive their proportionate share of post-split common stock to be distributed to the common stockholders pursuant to the recapitalization described in this proxy solicitation. Each holder of unexpired repricing rights also agreed, in the interim, not to deliver any further exercise notices to the company pending delivery of the 400,000 settlement shares. Until that time none of the holders will take any action to pursue any other rights or remedies to which they may be entitled under the Securities Purchase Agreements to which they are party with the company or otherwise. Upon delivery of the requisite number of shares of post-split common stock to the stockholders, the repricing right Securities Purchase Agreement and Registration Rights Agreement will be terminated and there will no longer be any unexercised repricing rights outstanding.

         Other terms of the recapitalization agreement. The recapitalization agreement includes representations and warranties of the stakeholders covering authority to enter into the agreement, ownership of the shares and rights being exchanged and investment representations. The agreement also includes representations and warranties of our company covering organization, authority to enter into the agreement, the absence of any other agreements relating to a recapitalization and the validity of the shares being issued under the agreement.

         Pursuant to the recapitalization agreement, we agreed to file with the SEC, within 5 days of obtaining the signatures of all stakeholders on the recapitalization agreement, preliminary proxy materials for a stockholders' meeting to be held not later than the later of (a) September 15, 2000, or (b) if the SEC notifies us that it will not review the proxy materials, 15 days following the date on which we receive notification from the SEC that it has no further comments. The proxy materials must solicit each stockholder's affirmative vote for approval of the transactions pertaining to the recapitalization agreement including a 156 for one reverse split of our common stock. The proxy materials may also seek approval of an increase in our authorized capital, one or more mergers or acquisitions, the election of directors and the appointment

                                                     PRELIMINARY PROXY MATERIALS


of auditors for the current fiscal year, change of name, change of our fiscal year end and other amendments to our certificate of incorporation as we may determine are necessary or desirable to effect the recapitalization agreement. We agreed to use our best efforts to solicit our stockholders' approval of these matters and to cause our board of directors to recommend stockholder approval. Each stakeholder signing the recapitalization agreement agreed to vote not less than the number of shares set forth in the agreement in favor of the proposals in this proxy statement.

         We also agreed to use our best efforts to close on or before October 31, 2000 a private placement or public offering of common stock generating net proceeds to us of at least $50 million.

         The closing under the recapitalization agreement is subject to the following:

                  o stockholder approval of the Recapitalization Proposal and the reverse split proposal;

                  o we must deliver the common stock without any restrictive legend or stop transfer orders, except as otherwise provided in the recapitalization agreement;

                  o not later than October 31, 2000, we must have closed an equity financing generating net proceeds to us of at least $50 million;

                  o not later than October 31, 2000, we must have repurchased not less than $75 million in original principal amount of our 12.5% senior notes; and

                  o the representations and warranties contained in the recapitalization agreement must be true as of the date of the agreement and the date of delivery of shares of common stock to the Series A preferred stock, the Series C preferred stock and the repricing rights holders.

         The recapitalization agreement will terminate on the earlier of:

                  o        5:00 p.m., Eastern time, October 31, 2000;

                  o the date of a stockholders meeting at which our stockholders do not approve the Recapitalization Proposal;

                  o the date on which we file for protection under bankruptcy or insolvency laws or a court enters an order that we are insolvent or bankrupt;

                  o the date on which an event of default occurs under the indenture governing our senior notes; and

                  o the date on which a change of control that has been approved by our board of directors occurs unless the closing under the recapitalization has occurred.

                                                     PRELIMINARY PROXY MATERIALS


         From and after the closing under the agreement, the holders of Series A preferred stock, Series C preferred stock and the repricing rights agreed to release us from any claims that existed before the closing, other than claims arising out of the recapitalization agreement.

Repurchase of Senior Notes Background

         In July 1998 we issued $125 million original principal amount of senior notes paying interest at 12.5% per annum. The net proceeds of the sale of the senior notes were used to retire a portion of the Bank of Montreal/Enron bridge facility that the company arranged to fund the Morgan Transaction. The senior notes were originally issued in a Rule 144A private placement. These senior notes have traded at increasing discounts to face value since they were issued.

Proposed Repurchase of Senior Notes

         We have executed a binding participation agreement with the holders of $94 million of our senior notes pursuant to which we agreed to make a tender or exchange offer to all holders of our senior notes to repurchase not less than $75 million of our senior notes for a purchase price of $48.75 million. The offer must close no later than 5:00 p.m., Eastern time, October 31, 2000. The offer is conditioned on:

                  o the tender or exchange of not less than $110 million of senior notes;

                  o        the receipt of all necessary regulatory approvals;
                           and

                  o the receipt by us of at least $50 million net proceeds from a public offering or private placement of equity.

         Each holder who has signed the participation agreement has agreed to tender or exchange its pro rata portion of all of the senior notes tendered pursuant to the offer described above. If the offer is an exchange offer, then any new notes or debt instruments to be issued in the exchange must be on substantially the same terms and subject to an indenture on substantially the same terms as the senior notes and the indenture governing the senior notes, as amended in accordance with the participation agreement. The holders of senior notes who executed the participation agreement also agreed to vote to amend the indenture to increase the amount of permitted indebtedness.

         The participation agreement also includes customary representations and warranties, including, with respect to the holders, representations covering authority and investment representations, and with respect to our company, representations covering organization, authority and enforceability.

         The effect of a repurchase of the senior notes would be to reduce the company's annual interest costs from $18 million to less than $8 million. In addition EBITDA to interest coverage would increase to approximately 3:1. As a result, the company will have additional borrowing capacity under its indenture governing the senior notes and its credit agreement with Ableco Finance LLC with which to carry out its redevelopment program and finance future acquisitions.

Proposed Equity Offering

         Following the approval of the Recapitalization Proposal, the company intends to effect a private placement or public offering of shares of post reverse split common stock sufficient to generate net proceeds

                                                     PRELIMINARY PROXY MATERIALS


to the company to finance the repurchase of the senior notes as well as its acquisition and capital expenditure programs. The proceeds of the private placement or public offering will be used to finance the repurchase of the senior notes as well as the company's acquisition and capital expenditure program.

STOCKHOLDER APPROVAL IS NOT BEING SOLICITED FOR THE SALE OF POST REVERSE SPLIT COMMON STOCK IN THE PUBLIC OFFERING OR PRIVATE PLACEMENT OR THE REPURCHASE OF THE SENIOR NOTES.

EFFECT OF RECAPITALIZATION ON CAPITAL STOCK

         General. The board of directors believes that the Recapitalization Proposal is in the best interests of the stockholders and has recommended that the stockholders approve the Recapitalization Proposal because the board of directors believes that if the company is able to implement the recapitalization, including the repurchase of a portion of our senior notes and the sale of common stock, then:

         o The recapitalization will significantly improve the company's chances to access the equity capital markets and pursue its growth strategy;

         o The stockholders' equity will increase after the recapitalization because the company's indebtedness will be reduced at a discount;

         o The termination of the dilutive share issuance rights, coupled with the reverse stock split, will lessen the depressive effects on the market price of the common stock;

         o There will no longer be any outstanding shares of preferred stock having dividends or liquidation preferences over common stock; and

         o No stockholder will have rights to require the company to repurchase their stock.

         However, the recapitalization will negatively affect the current common stockholders by significantly reducing their percentage equity interest.

         The board of directors believes that the positive effects outweigh the negative effect of the recapitalization as described below.

         Positive effects of the Recapitalization.

                  Facilitate growth and raising capital. The board of directors believes that the company's ability to raise new equity capital, to use its capital stock as consideration in acquisitions and to grow its business will be significantly enhanced as a result of the recapitalization. This is because the recapitalization will reduce to zero the number of outstanding shares of preferred stock and unexercised repricing rights and the potential dilution they represent. In addition, the reverse stock split will reduce the number of outstanding shares while leaving our asset base and revenue unaffected. As a result management expects, but cannot be certain, that the price of the stock and market capitalization of the company may rise to levels which will allow the company to qualify for Nasdaq National Market or another stock exchange which should in turn allow the company to attract a wider institutional investor base. We have concluded that under our current capital structure it is impossible to raise sufficient new capital to expand our production and therefore our revenues.

                                                     PRELIMINARY PROXY MATERIALS


                  Higher stockholders' equity. The recapitalization will result in an increase in stockholders equity through the purchase of a portion of the senior notes at a discount. As set forth in the unaudited pro forma financial statements presented below, the stockholders' deficit is ($35,031,816) million as of March 31, 2000.

                  Market price. The board of directors believes that the outstanding, unconverted Series C preferred stock and the unexercised repricing rights have had a negative effect on the market price of the common stock because of the potential obligation of the company to issue large amounts of common stock for no additional consideration. The board of directors believes, but is not certain, that the elimination of these securities will have a positive effect on the market price of the common stock because the new common stock holders will not face the prospect of continuing dilution from these types of conversions and exercises.

                  Elimination of preferences. If the recapitalization is effected, there will no longer be outstanding any shares of preferred stock. Therefore, there would be no outstanding equity securities with a preference over the common stock in respect of dividends or liquidation. Currently, the Series A preferred stock and the Series C preferred stock each have a preference over the common stock in terms of dividends and liquidation preference. If the company were to file bankruptcy or otherwise liquidate its assets while these shares of preferred stock are outstanding, then the common stockholders would not receive any liquidation proceeds until the liquidation preferences of the preferred stock were paid. Based on expected liquidation values of the company's asset base as it existed on March 31, 2000, the company believes that the common stockholders would receive nothing in a bankruptcy or liquidation context because of the liquidation preference.

                  Elimination of "put" rights. If the recapitalization is effected, there will no longer be any outstanding "put" rights of stockholders to require the company to repurchase their securities. Currently, the holders of the Series A preferred stock, the holders of the Series C preferred stock and the holders of the repricing rights have the ability, in certain circumstances of default by the company, which circumstances are within the control of the company, to demand that the company repurchase their securities. At the present time no defaults exist which would trigger a repurchase right. The amount required to satisfy the collective put rights of the holders of the Series A preferred stock, Series C preferred stock and the repricing rights, if triggered, as of June 5, 2000 was approximately $18 million. The company does not presently have available sufficient funds to repurchase all of these securities. The elimination of these "put" rights will improve the position of the common stockholders because it will reduce the potential cash obligations of the company and the holders of the put rights attached to the Series A and Series C preferred stock will no longer be able to liquidate their equity investment ahead of the common stockholders.

         Negative effect of the Recapitalization.

                  Change in percentage equity interest. If the recapitalization is effected, then, based on 80,688,574 shares of common stock outstanding as of June 16, 2000, the percentage equity ownership of the current common stockholders will be 41% before giving effect to the proposed public offering or private placement of newly issued shares of common stock. However, in the absence of a recapitalization agreement, the percentage equity ownership of the current common stockholders would be reduced to 34%, on a fully diluted basis, assuming that the holders of the Series A preferred stock, the Series C preferred stock and the repricing rights converted all their stock and exercised all their rights at market as of June 16, 2000. Therefore, even though there will be a decrease in percentage ownership as a result of the recapitalization, the board of directors believes that the recapitalization is in the best interests of the stockholders because the percentage ownership after giving effect to the recapitalization will be greater than the current percentage

                                                     PRELIMINARY PROXY MATERIALS


ownership on a fully diluted basis in the absence of the recapitalization and because of the other positive effects discussed above.

                           PERCENTAGE EQUITY INTEREST



                                                                              PERCENTAGE OF EQUITY INTEREST
                                                                      --------------------------------------------
                                                                      CURRENT ON A FULLY DILUTED            PRO
                                                                               BASIS(1)                   FORMA(2)
                                                                      --------------------------          --------
Common stockholders(3)........................................                   34.0%                      41.4%
Series A holder...............................................                    4.0%                      17.0%
Series C holders..............................................                    9.4%                       9.6%
Repricing rights holders......................................                   52.6%                      32.0%
Management....................................................                    2.8%                      3.38%

----------

(1) Assumes all outstanding repricing rights and Series C preferred stock as of June 16, 2000 are converted at an effective price of $0.11 per common share.

(2) Assumes 1,250,000 shares outstanding after completion of 156 to 1 reverse split and the recapitalization.

(3)      Includes the shares held by management.

                                                     PRELIMINARY PROXY MATERIALS


UNAUDITED PRO FORMA FINANCIAL STATEMENTS

         The following unaudited pro forma condensed consolidated financial statements present the effects of: (1) the recapitalization, (2) the reverse stock split, (3) the receipt of $74 million of net proceeds from a common stock placement, (4) the acquisition of $75 million original face value of senior notes for approximately $49 million and (5) repayment of $13.5 million outstanding under the borrowings under our credit facility.

         The unaudited pro forma condensed consolidated balance sheet presents the financial position of the company as of March 31, 2000 assuming the proposed transactions had occurred as of March 31, 2000. This pro forma information is based upon the historical March 31, 2000 balance sheet of the company included elsewhere in this proxy statement.

     The unaudited pro forma condensed consolidated statements of operations give effect to the proposed transactions as if such transactions had been entered into on July 1, 1998. This pro forma information is based upon the historical results of operations of the company for the year ended June 30, 1999 and the nine months ended March 31, 2000, included elsewhere in this proxy statement.

     The unaudited pro forma condensed consolidated financial statements are based upon available information and assumptions that management of the company believes are reasonable. The unaudited pro forma condensed consolidated financial data do not purport to represent the financial position or results of operations which would have occurred if these transactions had been completed on the dates indicated or the company's financial position or results of operations for any future date or period. You should read this unaudited pro forma condensed consolidated financial data together with the company's historical financial statements and the notes to those financial statements included in Appendix A to this proxy statement and in the Annual Report delivered with this proxy statement.

                                                     PRELIMINARY PROXY MATERIALS


                           QUEEN SAND RESOURCES, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2000
              AMOUNTS IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA

                                                                                 PRO FORMA
                                                             HISTORICAL         ADJUSTMENTS            PRO FORMA
                                                            -------------      -------------         -------------
                   ASSETS
Current assets
   Cash ...............................................     $       1,309      $      74,000(3)      $      13,059
                                                                                     (48,750)(4)
                                                                                     (13,500)(5)
   Other current assets ...............................             5,613                                    5,613
                                                            -------------      -------------         -------------
Total current assets ..................................             6,922             11,750                18,672

Net property & equipment ..............................            95,506                                   95,506

Other assets ..........................................             8,110             (3,570)(4)             4,540
                                                            -------------      -------------         -------------

Total assets ..........................................     $     110,538      $       8,180         $     118,718
                                                            =============      =============         =============

LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
   Accounts payable and accrued liabilities ...........     $       6,477      $      (2,337)(4)     $       4,140
   Current portion of long-term debt ..................               593                                      593
                                                            -------------      -------------         -------------
Total current liabilities .............................             7,070             (2,337)                4,733
                                                                                     (13,500)(5)
Long-term obligations, net of current portion .........           138,500            (75,000)(4)            50,000
                                                            -------------      -------------         -------------

Total liabilities .....................................           145,570            (90,837)               54,733

STOCKHOLDERS' EQUITY (DEFICIT)
   Preferred stock ....................................                96                (96)(1)                --
   Common stock .......................................               111                182(1)              2,633
                                                                                       2,340(3)
   Additional paid-in capital .........................            65,087                (86)(1)           129,410
                                                                                      71,660(3)
                                                                                      (7,251)(1)                --
   Accumulated Deficit ................................           (93,075)            25,017(4)            (68,058)
   Treasury stock .....................................            (7,251)             7,251(1)                 --
                                                            -------------      -------------         -------------
Total stockholders' equity (deficit) ..................           (35,032)            99,017                63,985
                                                            -------------      -------------         -------------

Total liabilities and stockholders' equity (deficit) ..     $     110,538      $       8,180         $     118,718
                                                            =============      =============         =============

SHARE INFORMATION
SHARES AUTHORIZED:
   Preferred Stock ....................................        50,000,000                 --            50,000,000
   Common Stock .......................................       100,000,000                 --           100,000,000
Shares Issued and Outstanding
   Preferred Stock ....................................         9,602,565         (9,602,565)(1)                --
   Common Stock .......................................        55,349,985            732,500(1)         11,250,000
                                                                                 (54,832,485)(2)
                                                                                  10,000,000(3)

See accompanying notes.

                                                     PRELIMINARY PROXY MATERIALS


                           QUEEN SAND RESOURCES, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE NINE MONTHS ENDED MARCH 31, 2000

              AMOUNTS IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA

                                                                        PRO FORMA
                                                     HISTORICAL        ADJUSTMENTS          PRO FORMA
                                                    ------------      ------------         ------------
Revenues
   Oil and natural gas revenues ...............     $      2,689      $         --         $      2,689
   Net profits and royalties interests ........           16,030                                 16,030
   Interest and other income ..................              150                                    150
                                                    ------------                           ------------
Total revenues ................................           18,869                                 18,869

Expenses:
   Oil and natural gas production expenses ....              851                                    851
   General and administrative expenses ........            2,222                                  2,222
   Interest and financing costs ...............           13,910            (7,341)(6)            5,723
                                                                              (846)(7)
   Hedge contract termination costs ...........            3,328                                  3,328
   Depreciation, depletion and amortization ...            6,676                                  6,676
                                                    ------------      ------------         ------------
                                                          26,987            (8,187)              18,800

Net income (loss) before extraordinary loss ...     $     (8,118)     $      8,187         $         69
                                                    ============      ============         ============

Net income (loss) before extraordinary
 loss per common share, basic and diluted .....     $      (0.21)                          $       0.01
                                                    ============                           ============

Weighted average shares of common stock
   outstanding during the period ..............       38,105,000           732,500(8)        10,976,763
                                                                       (37,860,737)(9)
                                                                       (10,000,000)(10)

See accompanying notes.

                                                     PRELIMINARY PROXY MATERIALS


                           QUEEN SAND RESOURCES, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 30, 1999

              AMOUNTS IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA

                                                                           PRO FORMA
                                                         HISTORICAL        ADJUSTMENTS          PRO FORMA
                                                        ------------      ------------         ------------
Revenues
   Oil and natural gas revenues ...................     $      4,591      $         --         $      4,591
   Net profits and royalties interests ............           23,140                                 23,140
   Interest and other income ......................              326                                    326
                                                        ------------                           ------------
Total revenues ....................................           28,057                                 28,057

Expenses:
   Oil and natural gas production expenses ........            3,196                                  3,196
   General and administrative expenses ............            3,533                                  3,533
   Interest and financing costs ...................           18,352            (9,842)(6)            7,514
                                                                                  (996)(7)
   Depreciation, depletion and amortization .......           11,885                                 11,885
   Write-down of oil and natural gas properties ...           35,033                                 35,033
                                                        ------------      ------------         ------------
                                                              71,999           (10,838)              61,161

Net loss before extraordinary loss ................     $    (43,942)     $     10,838         $    (33,104)
                                                        ============      ============         ============

Net loss before extraordinary loss per common
   share ..........................................     $      (1.40)                          $      (3.03)
                                                        ============                           ============

Weighted average shares of common stock
   outstanding during the period ..................       31,434,465           732,500(8)        10,934,003
                                                                           (31,232,962)(9)
                                                                            10,000,000(10)

See accompanying notes.

                                                     PRELIMINARY PROXY MATERIALS


                           QUEEN SAND RESOURCES, INC.
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS


NOTE A. GENERAL

         The proposed recapitalization includes the following:

         o a reverse stock split of every 156 shares of our common stock into one share;

         o the exchange of 9,600,000 outstanding shares of our Series A preferred stock and related preferential maintenance rights in respect of _______ shares of common stock for 212,500 shares of post reverse-split common stock;

         o the exchange of 2,565 outstanding shares of our Series C preferred stock and warrants exercisable for 340,153 shares of common stock for 120,000 shares of post reverse-split common stock;

         o the exercise and exchange of the 1,593,417 remaining unexercised common stock repricing rights and warrants exercisable for 655,000 shares of common stock for 400,000 shares of post reverse-split common stock.

         o the repurchase of $75 million face value of our senior notes for approximately $49 million.

         Simultaneous with the completion of the proposed recapitalization and reverse stock split, the company intends to complete a public offering or a private placement of post reverse split common stock to generate net proceeds sufficient to finance the repurchase of the senior notes and help to fund the company's acquisition and capital expenditure programs. The proceeds of the private placement or public offering will be used to finance the acquisition of Notes from the selling senior note holders. No assurance can be given that the company will be successful in effecting the private placement or public offering or that the company will be able to raise sufficient funds in the public offering or private placement or otherwise to effect the repurchase of the senior notes.

NOTE B. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

         The accompanying unaudited pro forma condensed consolidated balance sheet assumes the transactions discussed in Note A above were entered into on March 31, 2000 and reflects the following pro forma adjustments:

     (1)  To record the effects of the following recapitalization transactions:

          o the exchange of the 9,600,000 outstanding shares of Series A preferred stock and related preferential maintenance rights in respect of ________ shares of common stock for 212,500 shares of post reverse-split common stock;




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                                                     PRELIMINARY PROXY MATERIALS


         o the exchange of the 2,565 outstanding shares of Series C preferred stock and warrants exercisable for 340,153 shares of common stock for 120,000 shares of post reverse-split common stock;

         o the exercise and exchange of the 1,593,417 remaining unexercised common stock repricing rights and warrants exercisable for 655,000 shares of common stock for 400,000 shares of post reverse-split common stock; and

         o        the cancellation of existing treasury stock.

    (2) To record a proposed reverse stock split of our common stock whereby every 156 shares of common stock outstanding will be reverse split into one share outstanding.

    (3) To record the net proceeds from a public offering or private placement of common stock of approximately $74 million in cash.

    (4) To record the retirement at a discount of $75 million original face value of our outstanding senior notes for $48.75 million, including the writeoff of unamortized debt issuance costs and accrued interest payable.

    (5)  To record repayment of the borrowings under our credit facility.

NOTE C. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

     The accompanying unaudited pro forma condensed consolidated statements of operations assume the transactions discussed in Note A above were entered into on July 1, 1998 and reflect the following pro forma adjustments:

    (6) To record a reduction in interest expense related to the retirement of $75 million original face value of our outstanding senior notes.

    (7) To record reduction in interest expense related to repayment of the borrowings under our credit facility.

    (8) To record the effects of the number of post reverse stock split common shares issued to holders of Series A and C preferred stock and stock repricing rights and warrants in the recapitalization.

    (9) To record the effects of the proposed reverse stock split on the number of weighted average shares outstanding during the period presented.

    (10) To record the shares of common stock issued in conjunction of the public offering or private placement of approximately $74 million.




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                                                     PRELIMINARY PROXY MATERIALS


     DILUTION

     Our net tangible book value per share of common stock as of March 31, 2000 was zero due to a shareholders' deficit of approximately $35 million. Net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities and divided by the total number of shares of common stock outstanding. The following table describes the effect of the recapitalization by setting forth as of March 31, 2000, (1) the net tangible book value per share, (2) the pro forma net tangible book value per share assuming that all shares of Series A preferred stock and Series C preferred stock are converted and all repricing rights are exercised, (3) the pro forma net tangible book value per share assuming that the exchange of Series A preferred stock, Series C preferred stock and repricing rights and the reverse stock split have been effected, and (4) the pro forma net tangible book value per share assuming that the recapitalization, including the reverse stock split, the repurchase of a portion of our senior notes for approximately $49 million and a sale of common stock with net proceeds to us of $74 million, is effected:


Current net tangible book value per share...............................................  $  -0-
Pro forma net tangible book value per share assuming exercise of repricing rights and conversion of the Series A
  preferred stock and Series C preferred stock..........................................  $  -0-
Pro forma net tangible book value per share after the exchange of Series A preferred stock, Series C preferred stock
  and repricing rights and the reverse stock split......................................  $  -0-
Pro forma net tangible book value per share after the
  recapitalization on a post-split basis................................................  $5.28

SHIFT IN CONTROL OF THE COMPANY

     The private placement or public offering of shares to new investors described in this proxy solicitation will mean that these new investors will own among themselves about 85% of the voting stock of the company. However, if the recapitalization does not proceed and the holders of Series A preferred stock, Series C preferred stock and unexercised repricing rights decide to exercise their respective conversion and exercise rights, they would own collectively at least 55% of the voting stock. If they decided to act as a group, they would be in a position to control the company or significantly influence the business operations and policies of the company.

          The board of directors believes that the recapitalization is in the best interests of the stockholders despite the negative effects because the board believes that the positive effects will outweigh the negative effects and because the current capital structure, when considered on a fully diluted basis, is less favorable to the current common stockholders than it would be following the recapitalization.




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                                                     PRELIMINARY PROXY MATERIALS


INTERESTS OF CERTAIN PERSONS IN THE RECAPITALIZATION

         Each of Edward J. Munden, Bruce I. Benn, Ronald I. Benn, Robert P. Lindsay and William W. Lesikar is party to an employment agreement with the company that includes a severance provision if the executive's employment is terminated under specified circumstances following a change of control. A change of control will occur under the employment agreements if the recapitalization is effected. At the present time none of Edward J. Munden, Bruce I. Benn, Ronald I. Benn, Robert P. Lindsay and William W. Lesikar intend to effect the severance provisions of their respective employment contracts in the event that the recapitalization is approved and implemented as proposed.

NO DISSENTER'S RIGHTS

          The Delaware General Corporation Law does not grant stockholders of a Delaware corporation with dissenter's rights with respect to the Recapitalization Proposal.

APPROVAL

          The affirmative vote of the holders of a majority of the shares of common stock and Series A preferred stock voting together as a class, entitled to vote on the record date is required to approve the recapitalization. In addition, the affirmative vote of the holders of a majority of the shares of our Series A preferred stock outstanding and entitled to vote on the record date, voting separately as a class, is required to approve the reverse stock split, and the affirmative vote of the holders of at least two-thirds of the shares of our Series C preferred stock outstanding and entitled to vote on the record date, voting separately as a class, is required to approve the reverse stock split.

          THE EFFECTIVENESS OF THE RECAPITALIZATION PROPOSAL IS CONTINGENT ON THE APPROVAL OF BOTH THE RECAPITALIZATION PROPOSAL AND THE REVERSE STOCK SPLIT PROPOSAL. AS A RESULT, IF THE REVERSE STOCK SPLIT PROPOSAL IS NOT APPROVED BY THE STOCKHOLDERS, THEN WE CANNOT COMPLETE THE RECAPITALIZATION EVEN IF THE STOCKHOLDERS APPROVE THE RECAPITALIZATION PROPOSAL.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE RECAPITALIZATION PROPOSAL.





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                                                     PRELIMINARY PROXY MATERIALS


                                 PROPOSAL THREE

                     PROPOSAL TO APPROVE REVERSE STOCK SPLIT

          In connection with the recapitalization, the board of directors has adopted, and proposes that the stockholders approve, an amendment to our certificate of incorporation, which would effect, at any time prior to October 31, 2000 in the discretion of the board of directors pursuant to Section 242(c) of the Delaware General Corporation Law, a reverse stock split of the outstanding shares of common stock whereby every 156 shares of outstanding common stock will automatically be reverse split into one share of common stock outstanding, increase the par value from $.0015 to $0.234 per share and, assuming the Recapitalization Proposal is also approved, to maintain the number of shares common stock authorized to be issued at 100,000,000 which will have the effect of increasing the number of shares of common stock available to be issued. Approval of the reverse stock split will also authorize the board of directors in its discretion to abandon and not effect the reverse stock split.

          If the stockholders approve the reverse stock split and the Recapitalization Proposal, then our restated certificate of incorporation would be amended to effect the reverse stock split on or before October 31, 2000. If the stockholders approve the reverse stock split but do not approve the Recapitalization Proposal, then the board of directors may decide not to implement the reverse stock split

REASONS FOR THE REVERSE STOCK SPLIT

          Listing of our common stock. The asset write downs at December 31, 1998 and March 31, 1999 reduced our net tangible asset base below the minimum listing requirement threshold of the Nasdaq SmallCap Market on which our common stock had been trading since May 1997. In addition, the decline in our stock price that followed the decline in the price of oil and natural gas in the last quarter of 1998 eventually reduced our market capitalization below the $35 million Nasdaq SmallCap market minimum. Accordingly, on July 22, 1999, we received formal notice of Nasdaq's intention to delist our common stock as a result of our noncompliance with these thresholds. Subsequently on August 13, 1999, Nasdaq also advised us that we no longer met the $1.00 minimum trading price threshold. We attempted to persuade Nasdaq by written brief and oral hearing to grant us additional time within which to implement a plan to restore compliance with the minimum listing thresholds. However, we were notified by letter dated November 10, 1999 that a final decision had been made to delist our stock from the SmallCap Market effective November 11, 1999. We have since traded on the Over-the-Counter Bulletin Board. Many institutional and other investors refuse to invest in stocks that are traded at levels below the Nasdaq SmallCap Market which could make our effort to raise capital in the future more difficult. In addition, the firms that currently make a market for our common stock could discontinue that role. Although it has not been the experience of our common stock, many OTC Bulletin Board and "pink sheet" stocks are lightly traded or not traded at all on any given day. If the trading activity of our common stock does decrease it could have adverse consequences on our holders either because of reduced market prices or a lack of a regular, active trading market for our common stock and the resulting impaired liquidity.

          We believe that after effecting the reverse stock split, there will be an improved likelihood that our common stock will again meet the minimum bid price per share listing requirement, and, as part of the overall recapitalization described in this proxy statement, all of the other listing requirements of the Nasdaq National Market or some other market such as the American Stock Exchange. While the market price of our common stock may improve if the reverse stock split is implemented, we cannot assure you



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                                                     PRELIMINARY PROXY MATERIALS


that the reverse stock split will result in any change in the price of the common stock or that, if the price does increase as a result of the split, the increase will be sufficient to meet the minimum bid price requirements of the Nasdaq National Market or the American Stock Exchange. In addition, we do not know if we will be able to comply with the other continued listing requirements of the Nasdaq National Market or the American Stock Exchange following the reverse stock split or that the reduced number of shares outstanding after the reverse stock split will not adversely affect the liquidity of the common stock.

          Marketability. The board of directors believes that the reverse stock split may result in a broader market for the common stock than currently exists by increasing the per share price. The board of directors believes that the present level of the per share market prices of the common stock impairs the acceptability of the stock by portions of the financial community and the investing public. Many investors look upon low priced stock as more speculative in nature, and, as a matter of policy, avoid investment in these stocks. Any increase in the price per share may encourage interest and trading in our common stock and possibly promote greater liquidity for the stockholders, although this liquidity could be adversely affected by the reduced number of shares outstanding after the reverse stock split. We cannot be certain that these effects will occur or that the per share price level of the common stock immediately after the proposed reverse stock split will be maintained for any period of time.

          We intend to file an application to designate our common stock on the Nasdaq National Market as soon as practicable. However, we cannot assure you that we will be able to designate our common stock on the Nasdaq National Market or any other market or exchange, or, if we are able to designate or list our common stock, that we will be able to continue that listing.

          Effective increase of authorized shares. As a part of the reverse stock split, the board of directors proposes to effectively increase the number of authorized shares of common stock by maintaining the authorized number at 100,000,000 shares. The board of directors believes that the reverse stock split will provide greater flexibility to the board of directors to issue additional equity securities, which will facilitate our ability to raise additional capital and acquire oil and natural gas properties in exchange for our common stock. Our preferred stock would not be affected by the reverse stock split. The board of directors believes the proposed amounts of common stock and preferred stock authorized for issuance are adequate to meet our company's needs in the foreseeable future. If the reverse stock split is approved, no stockholder approval will be solicited for the issuance of all or any portion of the additional shares of common stock and preferred stock unless required by law or any rules or regulations to which the company is subject.

BOARD DISCRETION TO IMPLEMENT OR ABANDON REVERSE STOCK SPLIT

          The board of directors has determined the reverse stock split is in the best interests of the stockholders. If the stockholders approve both the Recapitalization Proposal and the reverse stock split, then we will file an amendment to our restated certificate of incorporation to effect the reverse stock split. However, if the stockholders approve the reverse stock split but do not approve the Recapitalization Proposal, then the reverse stock split will be effected only upon a determination by the board of directors to implement the reverse stock split. The board will base this determination upon factors including the existing and expected marketability and liquidity of the common stock. If the stockholders approve the reverse stock split but do not approve the Recapitalization Proposal, then the board may, in its sole discretion, abandon the reverse stock split and determine not to effect the reverse stock split as permitted under Section 242(c) of the Delaware General Corporation Law. If the board



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                                                     PRELIMINARY PROXY MATERIALS


fails to implement the reverse stock split before October 31, 2000, then stockholder approval would again be required before implementing any reverse stock split.

EFFECT OF REVERSE STOCK SPLIT

         Our certificate of incorporation currently authorizes the issuance of 100,000,000 shares of common stock and 50,000,000 shares of preferred stock. At the record date, we had outstanding 80,688,574 shares of common stock. In addition we have reserved 3,500,000 shares of common stock under our option plans and a further 9,600,000 shares of common stock to satisfy the possible conversion of Series A and Series B preferred stock. The company therefore has a total of 6,211,426 authorized, unissued, unreserved shares of common stock available for future issuances. Following the reverse stock split and the recapitalization, approximately 1,250,000 shares of common stock will be issued and outstanding. After reserving the required number of shares of common stock required to effect the public offering or private placement of common stock, the company would have approximately 88,750,000 authorized but unissued and unreserved shares of common stock available for issuance. Outstanding stock options under our stock plans will be adjusted to reflect the ratio of the reverse stock split if it is effected.

         Pursuant to the reverse stock split, the par value of the common stock would also automatically increase from $.0015 per share to $0.234 per share. There would be no increase or decrease in our "stated capital" account (outstanding shares multiplied by par value) or "surplus" account (excess of our net assets over our stated capital) other than noting the change in par value and outstanding shares of common stock. We will need to adjust the historical earnings per share on our financial statements. No other adjustment will be required in the company's financial statements as a result of the reverse stock split.

         The proposed reverse stock split by itself will not affect the proportionate equity interest of any holder of common stock in the company, except as a result of stockholders who would receive cash in lieu of fractional shares. However, the recapitalization will result in a significant change in the proportionate equity interest in the holders of our common stock. In addition, we will be able to issue new shares of common stock because of the effective increase in authorized common stock, and these actions could result in a significant decrease in the percentage equity interest of the current common stockholders.

         If the amendment is approved by the stockholders and our board determines to implement the reverse split, we will file a certificate of amendment to our certificate of incorporation with the Secretary of State of the State of Delaware. The proposed amendment would become effective on the date of the filing. Upon filing, without further action of the company or its stockholders:

         o every 156 shares of common stock outstanding will automatically be reverse stock split into one share outstanding;

         o the number of shares of authorized common stock will remain fixed at 100,000,000; and

         o the par value of the common stock will increase from $0.0015 per share to $0.234 per share.

Upon filing the amendment, we will notify the stockholders that the reverse stock split has been effected.




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                                                     PRELIMINARY PROXY MATERIALS


EXCHANGE OF CERTIFICATES; NO FRACTIONAL SHARES

          Upon filing of the amendment legally effecting the reverse stock split, every 156 outstanding common shares automatically, without any further action of the holder, will be deemed to represent one share of common stock.

          NO FRACTIONAL SHARES OF COMMON STOCK WILL BE ISSUED IN CONNECTION WITH THE PROPOSED REVERSE STOCK SPLIT. ASSUMING THE APPROVAL OF THE REVERSE STOCK SPLIT, A STOCKHOLDER WHO WOULD OTHERWISE BE ENTITLED TO RECEIVE A FRACTIONAL SHARE OF COMMON STOCK WILL RECEIVE, IN LIEU THEREOF, CASH IN A PROPORTIONAL AMOUNT EQUAL TO THE LAST BID PRICE OF THE COMMON STOCK ON THE OVER-THE-COUNTER BULLETIN BOARD ON THE DATE OF THIS PROXY STATEMENT.

          We will appoint Continental Stock Transfer & Trust Company as exchange agent in connection with the reverse stock split. As soon as practicable after the effective date of the reverse stock split, our common stock holders will be notified and requested to surrender to the exchange agent any certificate(s) representing outstanding shares of common stock in exchange for certificate(s) representing the reduced number of shares of common stock that will result from the reverse stock split, together with cash in lieu of any fractional share. However, holders are not required to tender their certificates. The company's stock records will be adjusted to reflect the post reverse-split shares held by each common stockholder. On the effective date, each certificate representing shares of common stock will be deemed for all purposes to represent the reduced number of shares of common stock that will result from the reverse stock split, whether or not the certificates representing the outstanding common stock are surrendered for exchange. We will deposit with the exchange agent, as soon as practicable after the effective date, cash in an amount equal to the value of the estimated aggregate number of fractional shares that will result from the reverse stock split. Any portion of the cash deposited with the exchange agent to pay for fractional shares that is held by the exchange agent six months after the effective date will be returned to us, on demand. Thereafter, holders of post reverse-split shares eligible for this cash settlement would be paid directly by us. We intend to use existing cash to make the payments in lieu of fractional shares. We currently have approximately 4,600 stockholders of record, and following the reverse stock split, we do not anticipate that this number will change materially.

NO DISSENTER'S RIGHTS

          The Delaware General Corporation Law does not grant stockholders of a Delaware corporation with dissenter's rights with respect to the reverse stock split.

RESALES OF RESTRICTED SECURITIES

          The proposed amendment will not affect the transferability of shares of common stock or any present restriction on the sale thereof. Therefore, for purposes of determining the relevant holding period as prescribed by Rule 144 under the Securities Act of 1933, as amended, the shares of common stock to be issued to each stockholder after the effective date will be deemed to have been acquired on the date on which the stockholder acquired the shares of common stock held immediately prior to the effective date.




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                                                     PRELIMINARY PROXY MATERIALS


FEDERAL INCOME TAX CONSEQUENCES

          A summary of the federal income tax consequences of the reverse stock split is set forth below. The discussion is based on the present federal income tax law. The discussion is not, and should not be relied on as, a comprehensive analysis of the tax issues arising from or relating to the proposed amendment. Accordingly, stockholders are urged to consult their personal tax advisors for an analysis of the effect of the reverse stock split on their respective tax situations, including consequences under applicable state tax laws.

          The reverse stock split will be deemed to be a tax-free recapitalization to the company and its stockholders to the extent that outstanding shares of common stock are exchanged for a reduced number of shares of common stock. Therefore, neither the company nor its stockholders will recognize any gain or loss for federal income tax purposes as a result thereof. However, if a stockholder receives cash in lieu of any fractional share interest in the common stock, the stockholder will be treated as having received the cash in redemption of his or her fractional share interest. Depending on the stockholder's retained stock interest, this cash redemption will be treated as either (a) a dividend to the extent of our current and accumulated earnings and profit with any excess first applied against the stockholder's adjusted tax basis allocable to the fractional share interest and the remainder treated as gain from the sale or exchange of the fractional shares or (b) gain or loss from the sale or exchange of the fractional shares in an amount equal to the difference, if any, between the cash received and the stockholder's basis.

          The shares of common stock to be issued to each stockholder will have an aggregate basis, for computing gain or loss, equal to the aggregate basis of the shares of common stock held by the stockholder immediately prior to the effective date, less any basis allocable to the fractional shares redeemed (if any) to the extent the redemption is treated as a sale or exchange under the preceding paragraph. A stockholder's holding period for the shares of common stock to be issued will include the holding period for shares of common stock exchanged therefor, provided, that the outstanding shares of common stock were held by the stockholder as capital assets on the effective date.

AMENDMENT

          If the reverse stock split is approved, the restated certificate of incorporation, as amended, will be amended by deleting paragraph (a) of Article Fifth in its entirety and inserting in its place the following:

          "FIFTH.  Description and Authorization of Stock.

          (a) Stock Authorization. The total number of shares of capital stock that the Corporation shall have authority to issue is one hundred fifty million (150,000,000) shares, which shall consist of (i) one hundred million (100,000,000) shares of common stock, par value ($0.234) per share (the "Common Stock") and (ii) fifty million (50,000,000) shares of preferred stock, par value ($.01) per share (the "Preferred Stock"). Simultaneously with the effective date of this amendment (the "Effective Date"), each 156 shares of the Company's Common Stock issued and outstanding immediately prior to the Effective Date (the "Old Common Stock") shall automatically and without any action on the part of the holder thereof be reclassified as and changed, pursuant to a reverse stock split, into one share of Common Stock, par value ($0.234) per share (the "New Common Stock"), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the "Old Certificates", whether

                                                     PRELIMINARY PROXY MATERIALS


one or more) shall be entitled to receive upon surrender of such Old Certificates to the Company's transfer agent for cancellation, a certificate or certificates (the "New Certificates", whether one or more) representing the number of whole shares of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by the Old Certificates so surrendered are reclassified under the terms hereof. From and after the Effective Date, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof. No certificate or scrip representing fractional share interests in New Common Stock will be issued, and no fractional share interest will entitle the holder thereof to vote, or to any rights of a stockholder of the Company. The Corporation shall issue to each stockholder of the Corporation otherwise entitled to receive a fractional share of common stock, cash in an amount equal to the product obtained by multiplying the fraction by the last bid price for the common stock on the OTC Bulletin Board on the date that this amendment is filed with the Secretary of State of the State of Delaware in lieu of a fractional share of common stock. If more than one Old Certificate shall be surrendered at one time for the account of the same shareholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Company's transfer agent determines that a holder of Old Certificates has not tendered all his certificates for exchange, the transfer agent shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of one share. If any New Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting the exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the transfer agent that the taxes are not payable. From and after the Effective Date the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law.

APPROVAL

          The affirmative vote of the holders of a majority of the shares of common stock outstanding and entitled to vote on the record date and Series A preferred stock, voting together as a class, is required to approve the reverse stock split. In addition, the affirmative vote of the holders of a majority of the shares of our Series A preferred stock outstanding and entitled to vote on the record date, voting separately as a class, is required to approve the reverse stock split. The affirmative vote of the holders of two-thirds of the shares of our Series C preferred stock outstanding and entitled to vote on the record date, voting separately as a class, is required to approve the reverse stock split.

          THIS PROPOSAL MAY BE EFFECTED EVEN IF THE STOCKHOLDERS DO NOT APPROVE THE RECAPITALIZATION PROPOSAL.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO EFFECT THE REVERSE STOCK SPLIT.





                                      -38-
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                                                     PRELIMINARY PROXY MATERIALS


                                  PROPOSAL FOUR

                      PROPOSAL TO CHANGE THE COMPANY'S NAME

          In June 16 2000, subject to stockholder approval, our board of directors approved an amendment to our restated certificate of incorporation to change our name to "_______________________" effective upon the closing of the recapitalization. The proposed amendment would change Article First of our restated certificate of incorporation to read in its entirety:

          "The name of the corporation is ____________________________"

          Our board of directors believes that the proposed name change is appropriate because it states the objective of the company to develop and explore for oil and natural gas throughout North America better than does the current name which is linked to a particular producing region of New Mexico.

          The affirmative vote of a majority of the outstanding shares of common stock and Series A preferred stock, voting together as a class, is required to approve this proposal. If this proposal is approved by our stockholders, an amendment to our restated certificate of incorporation will be filed to effect the name change as promptly as practicable effective upon the closing of the recapitalization.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENT TO CHANGE THE COMPANY'S NAME TO "____________________"





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                                                     PRELIMINARY PROXY MATERIALS


                                  PROPOSAL FIVE

                   PROPOSAL TO RATIFY APPOINTMENT OF AUDITORS

         The board of directors, upon the recommendation of its audit committee, has appointed Ernst & Young LLP as the independent auditors of the company for the fiscal year ended June 30, 2000. Stockholders are being asked to ratify this appointment. The Company has been informed that Ernst & Young LLP are independent with respect to the Company within the meaning of the applicable published rules and regulations of the Securities and Exchange Commission, the pronouncements of the Independence Standards Board, and Rule 101 of the American Institute of Certified Public Accountants' Code of Professional Conduct, its interpretations and rulings.

         Representatives of Ernst & Young are expected to be present at the annual meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 2000.

                                                     PRELIMINARY PROXY MATERIALS


                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

BOARD OF DIRECTOR MEETINGS

         During the fiscal year ended June 30, 1999, the entire board of directors met one time in person, one time by telephone conference call and acted 15 times by written consent. No director attended fewer than 75% of the meetings of the board of directors or of the committees of the board of directors on which they served. The board of directors has established three standing committees to assist it in the discharge of its responsibilities.

AUDIT COMMITTEE

         The audit committee recommends the independent public auditors that the company considers to perform the annual audit, reviews financial statements, and reviews the observations of independent auditors concerning their annual audit. During fiscal year 1999, the audit committee consisted of Ted Collins, Jr., Eli Rebich and Edward J. Munden. The audit committee currently consists of Mr. Munden. During the fiscal year ended June 30, 1999, the audit committee acted 2 times by written consent. In August 1999 the board adopted a code of conduct for the audit committee pursuant to the 1999 Blue Ribbon Panel Recommendations to the Securities and Exchange Commission's Public Oversight Board.

COMPENSATION COMMITTEE

         The compensation committee reviews and makes recommendations regarding executive compensation and oversees the company's incentive compensation plans as they may exist from time to time. During fiscal year 1999, the compensation committee consisted of Ted Collins, Jr. and Eli Rebich. The compensation committee currently has no members. For the fiscal year ended June 30, 1999, the compensation committee acted one time by written consent.

SECURITIES TRADING POLICY COMMITTEE

         Pursuant to the company's bylaws, effective December 20, 1997 the board of directors has established a standing securities trading policy committee. The securities trading policy committee oversees the implementation of the company's securities trading policy which is designed to provide employees and directors with an understanding of the limitations placed on them by regulatory bodies. The securities trading policy committee consists of Bruce I. Benn and Edward J. Munden. For the fiscal year ended June 30, 1999, there were no meetings of the securities trading policy committee.

                                                     PRELIMINARY PROXY MATERIALS


                                    OFFICERS

         The following table sets forth the officers of the company.

         NAME                               AGE           CURRENT POSITION
         ----                               ---           ----------------

         Edward J. Munden...............     49           Chairman of the Board, Chief Executive Officer,
                                                          President

         Bruce I. Benn..................     46           Executive Vice President and Secretary

         Robert P. Lindsay..............     57           Chief Operating Officer, Executive Vice President

         Ronald I. Benn.................     45           Chief Financial Officer, Executive Vice President

         V. Ed Butler...................     44           Vice President, Asset Management

         Ronald Idom....................     45           Vice President, Acquisitions

         William W. Lesikar.............     47           Vice President, Finance

         William A. Williamson..........     44           Vice President, Land

         The following is a brief description of the business backgrounds of each of the officers who are not also nominees for directors. For a narrative description of the business background of Messrs. Munden, Bruce I. Benn and Lindsay see "Directors and nominees for election to the board of directors."

         Ronald I. Benn was appointed Chief Financial Officer of QSRN in 1994 and assumed the same position with the company when it acquired QSRN in March 1995. Since 1989, he has been a senior executive, director and co-founder of CHC. From 1980 to 1985, Mr. Benn, a Chartered Accountant, held positions in the auditing division, in management consulting as a turnaround specialist, and the insolvency division of the accounting firm of Clarkson Gordon Chartered Accountants (now known as Ernst & Young Chartered Accountants). From 1985 to 1986 he also had experience in the commercial banking industry and as senior financial officer to certain start-up companies. Mr. Benn holds a Bachelor of Science degree (1977) from Carleton University in Ottawa, Canada and a Bachelor of Commerce (Honours) (1980) from the University of Windsor, Canada. Ronald I. Benn is the brother of Bruce I. Benn.

         V. Ed Butler joined the company in June 1996 as Vice President, Operations. He has 22 years of experience in oil field engineering and operations. From 1993 to 1995, he was Executive Vice President for Echo Production, Inc. From 1982 to 1993 he held the position of Operations Manager for Triad Energy Corporation. He has also been a staff engineer for Blocker Exploration Company from 1980 to 1982 and an area production engineer for Texas Oil and Gas Corporation from 1978 to 1980. Mr. Butler holds an M.B.A. (1988) from the University of Texas, and a Bachelor of Science in Petroleum Engineering
(1978) from Texas A&M University.

         Ronald Idom joined the company in January 1998 as Vice President, Acquisitions. He has over 24 years of experience in reservoir engineering and management. From 1991 to 1997, he was Manager Gas Supply for Delhi Gas Pipeline Corporation and Manager Engineering/Project Development from 1988 to

                                                     PRELIMINARY PROXY MATERIALS


1991. From 1985 to 1988 he held the position of Chief Reservoir Engineer for TXO Production Corp. (both Delhi Gas Pipeline and TXO Production Corp. were subsidiaries of USX/Texas Oil & Gas Corporation). He also served as acquisition engineer for NRM Petroleum from 1983 to 1985; a self-employed petroleum consultant from 1980 to 1983 and held various engineering positions with Texas Oil and Gas Corporation from 1976 to 1980. Mr. Idom graduated from Texas A&M University in 1976 with a Bachelor of Science in Petroleum Engineering.

         William W. Lesikar joined the company in June 1998 as Vice President, Finance. Mr. Lesikar, a Certified Public Accountant, has 24 years of experience in finance and accounting with nearly 19 years in the oil and gas industry. From 1981 to 1998, Mr. Lesikar held increasing positions of authority with Lyco Energy Corporation of Dallas, Texas including Controller from 1981 to 1983, and Chief Financial Officer and Executive Vice President from 1988 to 1998. From 1978 to 1981, Mr. Lesikar was an audit manager and senior auditor with Arthur Young & Company (now known as Ernst & Young LLP). From 1976 to 1978, Mr. Lesikar was an auditor with Haskins & Sells (now known as Deloitte & Touche LLP). Mr. Lesikar holds a Masters of Business Administration (1988) from Southern Methodist University and a Bachelor of Business Administration (1975) from University of Texas at Austin.

         William A. Williamson joined the company in March 1998 as Vice President, Land. He has over 20 years of experience in petroleum land management. From 1989 to 1998, he served as President of BAW Energy, Inc. BAW Energy, Inc. was formed primarily to provide oil and gas asset management from a land and legal perspective to independent oil and gas companies. Clients of BAW Energy, Inc. included INCO Oil Corporation, Janex Oil Co., Inc., Walter Exploration, Inc. and the company. From 1979 to 1989, he was self-employed as an independent Petroleum Landman. Mr. Williamson holds a Bachelor of Business Administration in Finance (1978) from Texas A&M University.

                                                     PRELIMINARY PROXY MATERIALS


                             EXECUTIVE COMPENSATION

COMPENSATION OF OFFICERS

         The following table shows the compensation of the chief executive officer and the four other most highly compensated officers of the company for the fiscal years ended June 30, 1999, 1998 and 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG TERM
                                           ANNUAL COMPENSATION                           COMPENSATION
                                  ------------------------------------                ------------------
                                  FISCAL YEAR                               OTHER          NUMBER OF
                                     ENDED                                  ANNUAL         SECURITIES         ALL OTHER
 NAME AND PRINCIPAL POSITION        JUNE 30,      SALARY       BONUS        COMP.     UNDERLYING OPTIONS    COMPENSATION
----------------------------      -----------    --------     --------     --------   ------------------    ------------

Edward J. Munden                        1999     $160,000     $ 40,000          -0-          55,000             -0-
    Chief Executive Officer,            1998      130,000      100,000          -0-          45,000             -0-
      President and Chairman            1997       88,200       30,000          -0-          37,000             -0-
      of the Board

Robert P. Lindsay                       1999      160,000     $ 40,000          -0-          55,000             -0-
    Chief Operating Officer and         1998      130,000       98,000          -0-          45,000             -0-
      Executive Vice President          1997      120,000       30,500          -0-          37,000             -0-

Bruce I. Benn                           1999      160,000     $ 40,000          -0-          55,000             -0-
    Executive Vice President            1998      130,000      100,000          -0-          45,000             -0-
      and Secretary                     1997       88,200       30,000          -0-          37,000             -0-

Ronald I. Benn                          1999      160,000     $ 40,000          -0-          55,000             -0-
    Chief Financial Officer             1998      130,000      100,000          -0-          45,000             -0-
                                        1997       88,200       30,000          -0-          37,000             -0-

V. Ed Butler                            1999      125,000     $ 10,000          -0-          15,500             -0-
    Vice President                      1998      112,000       40,500          -0-          14,500             -0-
                                        1997      100,000       25,500          -0-          22,000             -0-

         The preceding table shows all the cash compensation paid or to be paid by the company, as well as certain other non-cash compensation paid or accrued, during the fiscal years indicated, to each of the chief executive officer and the other named officers for such period in all capacities in which he served. Total cash compensation paid to all five officers as a group during the fiscal year ended June 30, 1999 was $915,000.

                                                     PRELIMINARY PROXY MATERIALS


                      OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                                    % of Total
                                  Securities       Options/SARs
                                  Underlying        Granted to       Exercise or
                                 Options/SARs      Employees in      Base Price                             Grant Date
           Name                    Granted          Fiscal Year       per Share       Expiration Date    Present Value(3)
           ----                  ------------      ------------      -----------      ---------------    ----------------
Edward J. Munden                  100,000(1)            17.5%          $ 7.375             39306            $  623,000
Robert P. Lindsay                 100,000(1)            17.5%          $ 7.375             39306            $  623,000
Bruce I. Benn                     100,000(1)            17.5%          $ 7.375             39306            $  623,000
Ronald I. Benn                    100,000(1)            17.5%          $ 7.375             39306            $  623,000
V. Ed Butler                       30,000(2)             4.9%          $ 7.375             39306            $  186,900

----------

(1) Of these options, 5,000 are exercisable cumulatively at the rate of 50% on and after August 13, 1999 and 25% per year on each August 13 thereafter and continue to be exercisable until November 19, 2007 unless earlier terminated; 55,000 are exercisable cumulatively at the rate of 25% per year on and after August 13, 1999, and each August 13 thereafter, and continue to be exercisable until November 19, 2008 unless earlier terminated.

(2) Of these options, 14,500 are exercisable cumulatively at the rate of 50% on and after August 13, 1999 and 25% per year on each August 13 thereafter and continue to be exercisable until November 19, 2007 unless earlier terminated; 15,500 are exercisable cumulatively at the rate of 25% per year on and after August 13, 1999, and each August 13 thereafter, and continue to be exercisable until November 19, 2008 unless earlier terminated.

(3) This amount was calculated using the Black-Scholes option pricing model, a complex mathematical formula that uses a number of factors to estimate the present value of stock options. The assumptions used in the valuation of the options were: exercise price of $7.37, stock price volatility factor: 0.792%, expected life: 10 years, interest rate:
         6.0% and a dividend yield of 0.0%. The Black-Scholes model generates an estimate of the value of the right to purchase a share of stock at a fixed price over a fixed period. The actual value, if any, an executive realizes will depend on whether the stock price at exercise is greater than the grant price as well as the executive's continued employment through the vesting period and the option term.


AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                         Number of Securities    Value of Unexercised
                                                                               Underlying            In-the-Money
                                                                          Unexercised Options/      Options/SARs at
                                                                           SARs at FY-End (#)         FY-End ($)
                         Shares Acquired On                                    Exercisable/           Exercisable/
         Name                Exercise (#)         Value Realized ($)          Unexercisable          Unexercisable
         ----            ------------------       ------------------     ---------------------   --------------------
Edward J. Munden                    --                     --                 31,750/105,250              $0/$0
Robert P. Lindsay                   --                     --                 31,750/105,250              $0/$0
Bruce I. Benn                       --                     --                 31,750/105,250              $0/$0
Ronald I. Benn                      --                     --                 31,750/105,250              $0/$0
V. Ed Butler                        --                     --                  12,750/39,250              $0/$0

                                                     PRELIMINARY PROXY MATERIALS


COMPENSATION OF DIRECTORS

         The board of directors has adopted a policy whereby each non-employee director is paid an annual retainer fee of $12,000 plus meeting fees of $750 for each board of directors and committee meeting (other than telephonic meetings) attended by that director. The company also reimburses its directors for travel, lodging and related expenses they may incur attending board of directors and committee meetings. At the 1998 annual meeting, the stockholders approved of the adoption of the directors' nonqualified stock option plan for its nonemployee directors. The company granted 5,000 options to each of Ted Collins Jr. and Eli Rebich, two former directors of the company, under the nonqualified stock option plan for their service during the fiscal year ended June 30, 1999. The exercise price of these options was $5.25 per share and they vest as follows: 50% on the first anniversary date of the grant and 25% on each of the second and third anniversary dates of the grant. These options expire on December 20, 2007.

COMPENSATION REPORT

         During the fiscal year ended June 30, 1999, the compensation committee of our board of directors was responsible for overseeing the compensation of our executive officers.

         Compensation policies. In August, 1997 we retained the consulting firm of Arthur Anderson to prepare a comprehensive report to identify an appropriate peer group and the key-employee compensation packages paid by members of that group. Our executive officer compensation package is based on this report and consists of three components: base salary, annual incentive bonuses and stock option grants. We establish executive base salaries at a level within the second highest quartile among the companies in our peer group to attract and retain skilled and talented management. We pay annual incentive bonuses up to a maximum of base salary based upon the performance of the company. We award stock option grants to our executive officers to provide management with incentives to create value for our company. We encourage stock ownership to ensure that top management's interests are closely aligned with the interests of exiting stockholders.

         Relationship of compensation to performance. Our company focuses on a growth strategy of developing, exploiting and acquiring oil and natural gas reserves. Our executive pay strategy is designed to support this business strategy through competitive base salaries, annual incentive bonuses and stock option grants.

         We determine the level of base salaries based upon second highest quartile of salaries of executive officers at our peer group companies. Our compensation committee reviews industry standards and increases in costs of living to arrive at this level.

         Annual incentive bonuses are awarded based primarily on operating cash flow, reserve replacement and increases in reserve value. Performance measures and goals are reevaluated annually, and in making an award, the committee may reflect other relevant performance results as identified in the next paragraph. As a general guideline, we expect cash bonuses to be in the range of 30% to 100% of base pay, with a target bonus of 60% of base pay. Since fiscal 1997, actual bonuses have varied between 25% and 77% of base pay depending on performances and cash availability. Cash bonuses in respect of fiscal 1999 were set at less than 50% of base pay due to cash constraints.

         Due to the effects of uncontrollable factors in the oil and gas industry, such as oil and gas prices, an evaluation of our performance based on only one or two measures may not provide a complete picture of

                                                     PRELIMINARY PROXY MATERIALS


overall performance. In addition the company's history has been characterized by rapid growth and consequent changes in the location, quantity and certain qualitative aspects of our reserve profile. As a consequence, our committee annually looks at other important indicators of performance, such as reserve growth, lease operating expenses, finding costs, administrative expenses and returns to stockholders. Based on the results of these assessments and an evaluation by our committee of individual executive performance, our committee may adjust awards to reflect individual performance.

         Long-term incentives are an essential component of our pay package because they hold our executive officers accountable for attaining our business strategy. At this time, stock options are our primary long-term incentive reward vehicles. The stock options are granted annually with the option price equal to the fair market value of our stock on the date of the grant and with incremental vesting restrictions. Through the end of June 30, 1999, a total of 558,000 options have been granted at exercise prices ranging from $5.35 to $7.38.

         1999 Compensation for our chief executive officer. In determining the compensation of Edward J. Munden, the Chairman and Chief Executive Officer, the compensation committee considered our company's operating and financial results for fiscal year 1998, evaluated Mr. Munden's individual performance and substantial contribution to those results and considered the compensation range for other chief executive officers in our peer group. Based on that review and assessment, for the fiscal year ended June 30, 1999, our company paid Mr. Munden a base salary of $160,000 and an annual incentive bonus of $40,000.

Board of Directors

         Edward J. Munden
         Bruce I. Benn
         Robert P. Lindsay

                    BOARD OF DIRECTORS INTERLOCKS AND INSIDER
                     PARTICIPATION IN COMPENSATION DECISIONS

         None of the members of the compensation committee of the board of directors who served during the fiscal year ended June 30, 1999 is an officer or employee of our company. No executive officer of our company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our company's compensation committee.

EXECUTIVE EMPLOYMENT AGREEMENTS

         In December 1997, the company entered into employment agreements with each of Edward J. Munden, Bruce I. Benn, Ronald I. Benn and Robert P. Lindsay. The terms of each of the employment agreements are substantially similar. Each of these officers receives a base salary of $160,000 per annum. Incentive bonuses are paid depending upon the company's performance. For fiscal 1999, the company paid each of the officers a $40,000 bonus. Each of the agreements terminates on June 30, 2002.

         In February 2000, the company entered into an employment contract with William W. Lesikar which provides for a base salary of $120,000 per annum and incentive bonuses depending on the company's performance. For fiscal 1999, Mr. Lesikar was paid a bonus of $20,000. Mr. Lesikars' employment contract terminates on June 30, 2002.

                                                     PRELIMINARY PROXY MATERIALS


         Each of the employment agreements includes a severance provision which is triggered by the company's termination of the agreement without cause, as defined in the agreement, or the officer's termination with good reason, as defined in the agreement. Under the severance provisions, the company must pay the officer one year's base salary and bonus, prorated to the termination date, and issue a number of stock options based on the number of options granted in the previous year, prorated to the termination date. In addition, if the termination follows a change of control, then the company must pay the officer, in lieu of exercising his options, cash in an amount equal to the spread between the exercise price of his options and the highest price paid for the common stock in the change of control transaction.

         "Change of control" is defined in the agreements to include a merger or sale of the company in which the company is not the surviving entity, the sale of all or substantially all of the company's assets, the approval by the company's stockholders of a plan of liquidation, bankruptcy of the company, specified changes in the composition of the board of directors, and the acquisition of beneficial ownership of an aggregate of 15% of the voting power of the company's outstanding voting securities by any person or group who beneficially owned less than 10% of the voting power of the company's outstanding voting securities on the date of the agreement, the acquisition of beneficial ownership of an additional 5% of the voting power of the company's outstanding voting securities by any person or group who beneficially owned at least 10% of the voting power of the company's outstanding voting securities on the date of the agreement, or the execution by the company and a stockholder of a contract that by its terms grants such stockholder or such stockholder's affiliate, the right to veto or block decisions or actions of the board of directors.

         Each of the agreements includes a noncompetition covenant pursuant to which throughout the term of the agreement and, unless the agreement terminates at the expiration of the term, or the company terminates the agreement without cause or the officer terminates the agreement with good reason or the agreement is terminated after a change of control, through the first anniversary of the expiration of the agreement, the officer may not engage in the business of acquiring oil and natural gas reserves and oil and natural gas production and exploitation. The geographic area covered by the noncompetition covenant includes any state in which the company has offices, operations, customers or otherwise conducts business. In addition, if the company terminates the agreement for cause or the officer terminates without good reason, then the officer is subject to the noncompetition provisions only if the company pays the officer in a lump sum an amount equal to the annual base salary in effect at the date of termination.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         To the company's knowledge, based solely on a review of the copies of reports furnished to the company and, in certain instances, written representations that no additional reports were required, during the fiscal year ended June 30, 1999, all of the company's executive officers, directors and holders of more than 10% of its common stock timely filed all reports required by Section 16(a) of the Securities Exchange Act of 1934.

STOCKHOLDER RETURN COMPARISON

         Set forth below is a line graph comparing the total return on the common stock with the cumulative total return of the Russell 2000 index and the 3 digit MG Industry Group Index for Independent Oil and Gas Companies, resulting from an initial assumed investment of $100 in each and assuming the reinvestment of any dividends, for the period beginning on May 22, 1997, the date that the company's common stock began trading on the Nasdaq SmallCap Market, and ending on June 30, 1999. The stock performance graph is not necessarily indicative of future price performance.

                                                     PRELIMINARY PROXY MATERIALS



                COMPANY/INDEX                   MAY 22, 1997       JUNE 30, 1997     JUNE 30, 1998      JUNE 30, 1999
                -------------                   ------------       -------------     -------------      -------------
Queen Sand Resources, Inc                             100              105.6             188.6               26.4
MG 121 Index                                       100.00              99.54             86.06              87.52
Russell 2000 Index                                 100.00             104.29            121.48             122.14

                                                     PRELIMINARY PROXY MATERIALS


                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

                  The following table sets forth information with respect to the number of shares of common stock and voting stock (includes Series A preferred stock which is entitled to vote on all matters submitted to a vote by the holders of common stock) beneficially owned as of May 11, 2000, by (1) all holders of shares of common stock and voting stock known by the company to own beneficially more than 5% of the outstanding shares of any class of the voting stock, (2) the executive officers of the company named in the table under "Executive Compensation -- Compensation of Executive Officers," (3) each director of the company and (4) all directors and executive officers of the company as a group.


                                                                                                                  PRO FORMA
                                                                     APPROXIMATE      PRO FORMA AMOUNT           APPROXIMATE
                                            AMOUNT AND NATURE       PERCENTAGE OF       AND NATURE OF           PERCENTAGE OF
                                              OF BENEFICIAL         VOTING STOCK         BENEFICIAL              VOTING STOCK
        NAME AND ADDRESS                    OWNERSHIP BEFORE        OWNED BEFORE       OWNERSHIP AFTER         OWNED AFTER THE
       OF BENEFICIAL OWNER                 REVERSE STOCK SPLIT       THE MEETING    THE RECAPITALIZATION(1)  RECAPITALIZATION(1)
       -------------------                 -------------------      -------------   -----------------------  -------------------

Officers and Directors:

Edward J. Munden(2)                              6,600,000(4)           9.3%              42,308(4)                 0.38%
30 Metcalfe Street, Suite 620
Ottawa, Canada
K1P 5L4

Bruce I. Benn(2)                                 6,600,000(4)           9.3%              42,308(4)                 0.38%
30 Metcalfe Street, Suite 620
Ottawa, Canada
K1P 5L4

Robert P. Lindsay(2)                             6,614,286(4)(5)        9.3%              42,399(4),(5)             0.38%
3500 Oak Lawn Drive
Suite 380, L.B. #31
Dallas, Texas 75219

Ronald I. Benn(2)                                6,600,000(4)           9.3%              42,308(4)                 0.38%
30 Metcalfe Street, Suite 620
Ottawa, Canada
K1P 5L4

All executive officers and directors             6,614,286(4)           9.3%              42,399(4)                 0.38%
as a group (5 persons)

Five Percent Stockholders

Joint Energy Development Investments            24,497,590(3),(6)      23.9%             229,186                    2.04%
Limited Partnership
1400 Smith St
Houston, Texas 77002-7361

EIBOC Investments Ltd.                           6,600,000(4)          10.1%              42,308(4)                   0.38%
Charlton House
White Park Road
Bridgetown, Barbados  W.I

                                                     PRELIMINARY PROXY MATERIALS

----------

(1) Assumes that the recapitalization, the reverse stock split and a private placement or public offering of 10,000,000 shares of common stock have occurred as described in proposals 2 and 3 in this proxy statement.

(2)      Executive officer and/or director.

(3)      Includes maintenance rights exercisable within 60 days.

(4) Edward J. Munden, Ronald I. Benn and Bruce I. Benn have a beneficial interest in the shares of common stock owned by EIBOC Investments Ltd. ("EIBOC"). In addition, EIBOC has granted an irrevocable proxy to Messrs. Munden, Benn, Benn and Lindsay to vote 6,600,000 shares, or 42,308 post reverse split shares, owned of record by EIBOC. Accordingly, the 6,600,000 shares, or 42,308 post reverse split shares, owned of record by EIBOC have been included as beneficially owned by each of the foregoing individuals, and by all executive officers and directors as a group.

(5) Mr. Lindsay acquired 14,286 shares, or 91 post reverse split shares, of common stock in the name of his children and disclaims any beneficial interest in these shares.

(6) Includes 9,600,000 shares of common stock issuable upon conversion of the 9,600,000 shares of Series A preferred stock, 2,634,952 shares of common stock and 12,157,501 shares of common stock issuable upon exercise of certain maintenance rights. JEDI is a limited partnership, the general partner of which is Enron Capital Management Limited Partnership, which is an indirect wholly-owned subsidiary of Enron Corp. Upon the occurrence of certain Events of Default (as defined in our restated certificate of incorporation), JEDI, the holder of the Series A preferred stock, has the right to require the Company to repurchase the Series A preferred stock.


         Upon the occurrence of certain Events of Default (as defined in our restated certificate of incorporation), the holder of the Series A preferred stock has (a) the right to require the company to repurchase the Series A preferred stock and (b) the right, acting separately as a class, to elect a number of persons to our board of directors that, along with any members of the board of directors who are serving at the time of the action, will constitute a majority of the board of directors. See "Certain Relationships and Related Transactions - JEDI Transaction - Description of Series A Preferred Stock - Events of Default." Upon consummation of the recapitalization, there will no longer be any Series A preferred stock outstanding.

                                                     PRELIMINARY PROXY MATERIALS


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

JEDI TRANSACTION

GENERAL

         On May 6, 1997, JEDI became a significant stockholder by purchasing 9,600,000 shares of our Series A preferred stock and warrants (all of which have terminated or been exercised) to purchase our common stock in exchange for the payment to us of $5,000,000 cash and the execution and delivery by JEDI of an earn up agreement (which has since been terminated). The JEDI purchase agreement, registration rights agreement, stockholder agreement and ECT letter agreement will be terminated upon completion of the recapitalization.

         Description of the purchase agreement. The following summary of the material provisions of the JEDI purchase agreement is not intended to be complete. You may read all of the provisions of the agreement, a copy of which is filed as an exhibit to our Current Report on Form 8-K dated March 27, 1997.

         Representations and warranties. Under the JEDI purchase agreement, we made customary representations and warranties to JEDI regarding our business, and JEDI made customary representations and warranties to us.

         Covenants. We agreed to: maintain our corporate existence, comply with applicable laws, maintain our properties, not materially change our accounting methods, allow JEDI the right to have notice of, and attendees at, our board of directors meetings, deliver to JEDI reports furnished to our board of directors, deliver an officers certificate to JEDI annually regarding compliance with the covenants, provide JEDI with our financial statements and reserve reports, use reasonable commercial efforts to cause our common stock to be listed on The NASDAQ National Market no later than March 15, 2003, approve customary stock option and other benefit plans, and not to amend the securities purchase agreement dated as of March 27, 1997 between us and Forseti Investments Ltd. or related documents without the prior written consent of JEDI.

         In addition, we agreed not to sell assets outside the ordinary course of business unless the consideration is at least 85% cash and equal to or greater than the fair market value of the assets sold. Under the covenant, the following types of consideration are considered cash: the amount of liabilities assumed by the buyer, the amount of any notes or other obligations received by us from the buyer that are converted into cash within 90 days of the closing of the sale, and the fair market value of certain oil and gas properties and permitted business investments received by us from the transferee.

         Further, if we sell assets outside the ordinary course of our business, then we must repay indebtedness, if required by our lenders under our loan documents, and if not so required, then within 60 days after the receipt of proceeds from the sale, we may use the proceeds to pay indebtedness, acquire a controlling interest in another oil and gas business or permitted business investment, make certain capital expenditures, purchase assets useful to the oil and gas business or retain cash for working capital.

         We also agreed not to directly or indirectly enter into any transaction or series of related transactions involving aggregate consideration equal to or greater than $60,000 with any of our affiliates unless the terms of the transaction are no less favorable to us than those that could have been obtained in a transaction with an unaffiliated party or an arms-length basis and the transaction is approved by a majority of our disinterested directors. This covenant does not apply to customary compensation to officers, directors, and

                                                     PRELIMINARY PROXY MATERIALS


employees in the ordinary course of business, inter-company transactions, dividend payments, or the transactions contemplated by the ECT letter agreement described below.

         We also agreed to comply with substantially all of the provisions of Rule 4460 of the National Association of Securities Dealers, Inc.'s Bylaws. Pursuant to this covenant, we must distribute to our stockholders annual reports containing audited financial statements and quarterly reports containing statements of operating results, maintain a minimum of two independent directors on our board of directors, maintain an audit committee, a majority of the members of which are independent directors, hold an annual meeting of stockholders, solicit proxies and provide proxy statements for all meetings of stockholders, conduct an appropriate review of related party transactions on an ongoing basis, require stockholder approval prior to the adoption of some stock option plans and prior to the issuance of securities that will result in a change of control or some other issuances in connection with the acquisition of the stock or assets of another company or in connection with a transaction other than a public offering involving a significant amount of our securities and not take any action that will have the effect of nullifying, restricting or disparately reducing the voting rights of the holders of our common stock.

         Maintenance Rights. Pursuant to the JEDI purchase agreement, we granted JEDI the right to purchase its proportionate share of our capital stock at the same price and on the same terms as the capital stock to be sold by us. JEDI does not have maintenance rights with respect to capital stock issued by us: pursuant to certain employee and director stock plans, in connection with a stock split or dividend on our common stock to all holders of common stock, or pursuant to an offering pursuant to a registration statement filed with, and declared effective by, the SEC. Subject to certain exceptions, JEDI does not have maintenance rights with respect to the issuance of any rights, warrants or options to purchase shares of our capital stock or other securities convertible into or exercisable or exchangeable for shares of our capital stock, but JEDI does have maintenance rights if and when capital stock is issued upon the conversion, exercise or exchange of these types of securities.

         In addition, from March 27, 1997 through December 31, 1998, we agreed to grant JEDI warrants for the purchase of capital stock that JEDI was entitled pursuant to its maintenance right, but did not elect, to purchase. The exercise price of the maintenance warrant was the value of the capital stock as of the date of the issuance of the warrant. These warrants are exercisable for a period of one year. As of December 31, 1999, all outstanding warrants held by JEDI pursuant to its maintenance rights had expired.

         After December 31, 1998, JEDI has 30 days within which to exercise its maintenance rights in respect of stock issuances by the company after that date. JEDI is not entitled to any warrants in respect of maintenance rights it does not elect to exercise in this period. As of June 16, 2000, JEDI held 12,157,501 unexercised maintenance rights in respect of shares issued by the company during the preceding 30 days.

         JEDI's maintenance rights will terminate upon the earlier to occur of: the date on which JEDI and its affiliates beneficially own less than 10% of our voting capital stock, the date on which we complete an underwritten public offering of common stock that generates net proceeds to us of at least $25,000,000, and the date on which all shares of Series A preferred stock have been converted to common stock or otherwise are no longer outstanding.

         Indemnification. The JEDI purchase agreement provides that we will indemnify, defend and hold harmless JEDI to the fullest extent lawful from and against all losses, expenses, damages, deficiencies, liabilities, payments, penalties, litigation, demands, defenses, judgments, proceedings, costs, obligations,

                                                     PRELIMINARY PROXY MATERIALS


settlement costs, and attorneys', accountants' and other professional advisors' fees (including costs of investigation or preparation) arising out of or resulting from the breach of any representation, warranty, convent or agreement of us contained in the JEDI purchase agreement.

         The JEDI purchase agreement provides that JEDI will indemnify, defend and hold us harmless to the fullest extent lawful from and against all similar losses arising out of or resulting from the breach of any representation, warranty, covenant, obligation or agreement of JEDI contained in the JEDI purchase agreement.

         Dispute resolution. The JEDI purchase agreement provides that all disputes shall be submitted to non-binding mediation upon our request or JEDI's request. If the non-binding mediation does not resolve the disputes in question within 30 days after appointment of a mediator, the dispute will be resolved by arbitration governed by the Commercial Arbitration Rules of the American Arbitration Association.

         Description of the stockholders agreement. Pursuant to the JEDI purchase agreement, on May 6, 1997, EIBOC Investments, Ltd., Bruce I. Benn, Ronald I. Benn, Edward J. Munden, Robert P. Lindsay and JEDI entered into a stockholders agreement. Bruce I. Benn and Edward J. Munden are directors and officers of our company and have a material beneficial interest in the shares of EIBOC. Robert P. Lindsay is a director and officer of our company. Ronald I. Benn is an officer of our company and has a material beneficial interest in the shares of EIBOC. Pursuant to the stockholders agreement, each of EIBOC, Bruce I. Benn, Ronald I. Benn, Edward J. Munden and Robert P. Lindsay agreed to restrictions on the transfer of shares of our capital stock.

         Pursuant to the stockholders agreement, each of EIBOC and Bruce I. Benn, Ronald I. Benn, Edward J. Munden and Robert P. Lindsay (collectively, the "management stockholders") agreed not to transfer, nor to authorize transfer of, any of the 6,600,000 shares of common stock in which they have or may acquire a beneficial interest except by will or the laws of descent and distribution, by operation of law or judicial decree or as permitted by the stockholders agreement.

         The stockholders agreement permits EIBOC and the management stockholders to make the following transfers of shares of common stock: EIBOC and the management stockholders in the aggregate may transfer shares of common stock if the number of shares of common stock to be transferred, together with all shares of common stock transferred by them during the preceding 12 months, does not exceed the lesser of (a) 4% of the outstanding shares of common stock,
(b) four times the average weekly reported volume of trading, excluding any trades made by them on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the date of transfer or (c) four times the average weekly volume of trading, excluding any trades made by them in common stock reported through the consolidated transaction reporting system, contemplated by Rule 11Aa3-1 under the 1934 Act during the four week period specified in clause
(b) EIBOC and the management stockholders may transfer shares of common stock in a registered underwritten public offering of common stock; provided, that neither EIBOC nor any management stockholder may transfer shares of common stock if after the transfer they own less than 4,950,000 shares of common stock, subject to adjustments for stock splits, combinations, and stock dividends; and EIBOC and the management stockholders may transfer common stock to family members and related entities and to transfer common stock upon their death or disability.

         Pursuant to the stockholders agreement, JEDI agreed that until the second anniversary of the date of the stockholders agreement, and except pursuant to its registration rights under the registration rights

                                                     PRELIMINARY PROXY MATERIALS


agreement, JEDI will not transfer any shares of common stock or securities convertible into or exercisable or exchangeable for shares of common stock (a "common stock equivalent") to any person that is not an affiliate of JEDI except in blocks of at least 600,000 shares or blocks of common stock equivalents that are convertible into or exchangeable or exercisable for at least 600,000 shares.

         Pursuant to the stockholders agreement, JEDI agreed that until the second anniversary of the date of the stockholders agreement and except pursuant to its registration rights under the registration rights agreement, JEDI will not transfer any shares of common stock or common stock equivalents to a person that is not an affiliate of JEDI without first giving our company and the management stockholders a right of first refusal to purchase the shares of common stock or common stock equivalents at the proposed sale price. Pursuant to the right of first refusal, we will have the first right, which must be exercised within 30 days after receipt of notice of the proposed transfer, to purchase the shares of common stock or common stock equivalents to be transferred. If we do not elect to acquire the shares of common stock or common stock equivalents to be transferred, the management stockholders (if the management stockholders own in the aggregate more than 10% of the voting capital stock) will have the right to purchase the securities if the management stockholders notify JEDI of its election within 30 days after our receipt of notice of the proposed transfer.

         Pursuant to the stockholders agreement, EIBOC agreed not to issue any capital stock, permit its capital stock to be transferred or enter into any agreement relating to the issuance of its capital stock or engage in any business or activity other than the ownership of 6,600,000 shares of common stock.

         Pursuant to the stockholders agreement, the 6,600,000 shares of common stock owned by EIBOC and all of the outstanding shares of capital stock of EIBOC
(1) were deposited in escrow pursuant to escrow agreements mutually acceptable to EIBOC, the management stockholders and JEDI, and (2) will be held in escrow until the earlier of the transfer of the 6,600,000 shares of common stock owned by EIBOC in accordance with the stockholders agreement to a person other than a management stockholder or related party and the termination of the stockholders agreement.

         Pursuant to the stockholders agreement, EIBOC granted to the management stockholders an irrevocable proxy to vote the 6,600,000 shares of common stock owned by EIBOC.

         The stockholders agreement will terminate on the earlier of May 6, 2002 or the date on which JEDI and its affiliates beneficially own in the aggregate less than 10% of our voting capital stock.

         Description of the registration rights agreement. The common stock issuable upon conversion of the Series A preferred stock will not be, and the common stock issued upon exercise of the warrants was not, registered with the SEC and therefore, will be, when issued, restricted securities. Pursuant to the JEDI purchase agreement, on May 6, 1997, we entered into a registration rights agreement with JEDI pursuant to which JEDI will be entitled to certain rights with respect to the registration under the Securities Act of 1933 of shares of common stock issuable upon conversion of Series A preferred stock or upon exercise of the warrants or the maintenance warrants (the "Registrable Securities").

         The registration rights agreement provides for demand and piggyback registration rights. A holder of Registrable Securities or holders who hold at least a majority of the Registrable Securities may demand registration up to 3 times; provided that the proposed aggregate offering proceeds from the sale of the holder or holder's portion of Registrable Securities is at least $1,000,000. Generally, we must pay the expenses of the demand registration statements, while the selling holders must pay selling expenses such as underwriting

                                                     PRELIMINARY PROXY MATERIALS


fees and discounts. The registration rights agreement also provides for unlimited priority piggyback registration rights. That is, if we propose to register the sale for cash of any of our securities under the Securities Act for our own account, or for the account of any other person, the holders will be entitled to include Registrable Securities in that registration, subject to the limited right of the managing underwriter of the offering to exclude some or all of the Registrable Securities from the registration. We generally must pay the expenses of any piggyback registration statement, while the selling holders generally must pay the selling expenses such as underwriting fees and discounts. The registration rights agreement also includes customary indemnification and contribution provisions, and with regard to demand registration rights, a provision allowing us to postpone filing or the declaration of effectiveness of an applicable registration statement for up to an aggregate of 90 days if at the relevant time we are engaged in a firm commitment underwritten public offering in which Registrable Securities may be included or for up to an aggregate of 60 days if there exists information the disclosure of which would be materially harmful to us. We will not be obligated to register the Registrable Securities upon disposition pursuant to Rule 144 under the Securities Act, the eligibility of disposal under Rule 144(k) under the Securities Act or a registration statement covering the Registrable Security has been declared effective by the SEC and the Registrable Security has been issued, sold or disposed of pursuant to the effective registration statement. JEDI may transfer its registration rights (including demand registration rights that JEDI has not exercised) to a third party but may not transfer more than one demand registration right. Pursuant to the Series A recapitalization agreement, JEDI has agreed not to exercise its demand and piggyback registration rights in connection with the public offering or private placement that the company intends to effect upon completion of the recapitalization.

         Description of the ECT letter agreement. Pursuant to the JEDI purchase agreement, on May 6, 1997, we entered into a letter agreement with ECT Securities Corp., a Delaware corporation and an affiliate of the general partner of JEDI. Pursuant to the letter agreement, we retained ECT Securities Corp. to act as our advisor and provide consultation, assistance and advice to us with respect our operations and properties. In consideration for these services, we paid ECT Securities Corp. $100,000 at the closing of the transactions under the JEDI purchase agreement and we pay an annual fee, payable quarterly in arrears, of $100,000 during the term of the letter agreement. The term of the letter agreement is five years, subject to earlier termination if JEDI's ownership of our voting capital stock decreases to less than 10% of our voting capital stock. ECT Securities Corp. may terminate the letter agreement effective as of the end of any calendar quarter upon written notice not less than 30 days before the date on which the termination is to be effective. The letter agreement includes customary provisions for indemnification of ECT Securities Corp.

         Effective upon the completion of the recapitalization, the ECT letter agreement, the EIBOC stockholders' agreement, the JEDI registration rights agreement and the JEDI securities purchase agreement will be terminated.

BANK OF MONTREAL CREDIT AGREEMENT

         Each of JEDI and Enron Capital & Trade Resources Corp. ("ECT"), an affiliate of JEDI, was a lender under our amended and restated credit agreement dated as of April 17, 1998 (the "BMO Credit Agreement"). Societe Generale, Southwest Agency and The Bank of Montreal were the two other lenders under the credit agreement. The Bank of Montreal acted as agent for the lenders. As of October 25, 1999, we signed a credit agreement with Ableco Finance LLC and Foothill Capital Corporation (the "Ableco Credit Agreement") that, has replaced the BMO Credit Agreement. Neither of the lenders in the Ableco Credit Agreement is an affiliate of the company.

                                                     PRELIMINARY PROXY MATERIALS


         The BMO Credit Agreement provided for borrowings up to $125.0 million (subject to borrowing base limitations) from the lenders to, among other things, fund development and exploitation expenditures, acquisitions and general working capital. The proceeds under the BMO Credit Agreement were used to fund the property acquisitions in part.

         Indebtedness incurred under the BMO Credit Agreement generally bore interest at bank prime plus 2.0%.

         The loan under the BMO Credit Agreement was secured by a first lien on our oil and natural gas properties, the title to which is held by a wholly owned subsidiary of Queen Sand Resources, and on the stock of two of our subsidiaries. In addition, the parent company and its operating subsidiaries, other than the subsidiary which is the borrower of record, entered into guaranty agreements guaranteeing the repayment of the indebtedness under the BMO Credit Agreement.

         Pursuant to the BMO Credit Agreement, we were subject to certain affirmative and negative financial and operating covenants that are usual and customary for transactions of this nature.

ECT CREDIT AGREEMENT

         Effective December 29, 1997, we established the ECT revolving credit agreement with ECT, as a lender and as agent for the lenders thereto, to fund on a revolving basis capital costs incurred with future development projects and to fund further acquisitions. The ECT revolving credit agreement was subordinate to the BMO Credit Agreement. The ECT revolving credit agreement provided for borrowings up to $10.0 million, on a revolving basis and subject to borrowing base limitations.

         The ECT Credit Agreement was terminated on October 29, 1999 upon funding of the Ableco Credit Agreement.

                               HEDGING ACTIVITIES

During the year ended June 30, 1999 we had the following natural gas and crude oil commodity price risk contracts with an affiliate of Enron. All prices quoted for natural gas are NYMEX Henry Hub. All prices quoted for crude oil are NYMEX Sweet Light Crude. All volumes presented are divided equally over the months during the period.

A Natural Gas Collar Contract with a floor price of $1.90 per MMBTU and a ceiling price of $2.66 per MMBTU. We shared 50% of the amount that the NYMEX Henry Hub index exceeded the ceiling price.


           Period Beginning                         Period Ending                           Volume (MMBTU)
           ----------------                         -------------                           --------------
September 1, 1997                       August 31,1998                                         600,000

                                                     PRELIMINARY PROXY MATERIALS


A Natural Gas Swap Contract at $2.40 per MMBTU.


           Period Beginning                         Period Ending                           Volume (MMBTU)
           ----------------                         -------------                           --------------
January 1, 1998                         December 31, 1998                                     2,210,000
January 1, 1999                         December 31, 1999                                     2,710,000
January 1, 2000                         December 31, 2000                                     2,200,000
January 1, 2001                         December 31, 2001                                     1,850,000
January 1, 2002                         December 31, 2002                                     1,600,000
January 1, 2003                         December 31, 2003                                     1,400,000

A Natural Gas Floor Contract at $1.90 per MMBTU.


           Period Beginning                         Period Ending                           Volume (MMBTU)
           ----------------                         -------------                           --------------
May 1, 1998                             December 31, 1998                                       885,000
January 1, 1999                         December 31, 1999                                     1,080,000
January 1, 2000                         December 31, 2000                                       880,000
January 1, 2001                         December 31, 2001                                       740,000
January 1, 2002                         December 31, 2002                                       640,000
January 1, 2003                         December 31, 2003                                       560,000

A Crude Oil Collar Contract with a floor price of $18.00 per barrel and a ceiling price of $20.40 per barrel. We shared 50% of the amount that the NYMEX Sweet Light Crude index exceeded the ceiling price.


           Period Beginning                         Period Ending                          Volume (Barrels)
           ----------------                         -------------                          ----------------
September 1, 1997                       August 31,1998                                         120,000

Crude Oil Swap Contracts at the price and for the volumes noted in the table below.


      Period Beginning                Period Ending               Price per Barrel              Volume (Barrels)
      ----------------                -------------               ----------------              ----------------
March 1, 1999                    August 31, 1999                       $13.50                        60,000
April 1, 1999                 September 30, 1999                       $14.35                        30,000
April 1, 1999                 September 30, 1999                       $14.82                        30,000

                                                     PRELIMINARY PROXY MATERIALS


Crude Oil Collar Contracts at the prices and for the volumes noted in the table below.


                                                                Floor Price        Ceiling Price            Volume
        Period Beginning                Period Ending            per Barrel          per Barrel           (Barrels)
        ----------------                -------------           -----------        -------------          ---------
December 1, 1999                     March 31, 2000                $22.90              $25.77               40,000
April 1, 2000                         June 30, 2000                $23.00              $28.16               15,000
July 1, 2000                      December 31, 2000                $22.00              $28.63               30,000

We are required to provide a letter of credit to the affiliate of Enron in an amount that approximates the market value of these contracts, as calculated from time to time, as security for these contracts. At June 30, 2000, the letter of credit was in the amount of $6.2 million.

                                                     PRELIMINARY PROXY MATERIALS


                          GENERAL; 2000 ANNUAL MEETING

         The Annual Report to Stockholders (which includes the company's Annual Report on Form 10-K, as amended) for the fiscal year ended June 30, 1999 is enclosed herewith. The Annual Report does not form any part of the material for the solicitation of proxies, other than "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the company's consolidated financial statements for the fiscal year ended June 30, 1999.

         Pursuant to the rules of the Securities and Exchange Commission, a proposal to be presented by a stockholder at the company's 2000 annual meeting must be received by the company at its principal executive offices no later than _________, 2000 to be included in the company's proxy statement for that meeting. At the 2000 annual meeting, management proxies will have discretionary authority to vote on stockholder proposals that are not submitted for inclusion in the company's proxy statement unless received by the company before ____________, 2000.

         The solicitation of proxies in the enclosed form is made on behalf of our board of directors. The entire cost of soliciting these proxies, including the costs of preparing, printing and mailing this proxy statement and accompanying materials to stockholders, will be borne by the company. In addition to use of the mails, proxies may be solicited personally or by telephone or otherwise by officers, directors and employees of the company, who will receive no additional compensation for these activities. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by brokerage houses, custodians, nominees and fiduciaries. These parties will be reimbursed for their reasonable expenses incurred in forwarding the proxy materials.

         Representatives of our principal auditors Ernst & Young LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and we expect to be available to respond to appropriate questions from stockholders.

                                 OTHER BUSINESS

         Management knows of no other matter that will come before the meeting. However, if other matters do come before the meeting, the proxy holders will vote in accordance with their best judgment.

                                        By Order of the Board of Directors,



                                        BRUCE I. BENN
                                        Secretary and Executive Vice President

___________, 2000

                                                     PRELIMINARY PROXY MATERIALS


                                   APPENDIX A

                 FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 2000


                                   [RESERVED]

                                                     PRELIMINARY PROXY MATERIALS


                                   APPENDIX B
       COMMON STOCK AND SERIES A PARTICIPATING CONVERTIBLE PREFERRED STOCK
                                      PROXY

                           QUEEN SAND RESOURCES, INC.
                           13760 NOEL RD., SUITE 1030
                            DALLAS, TEXAS 75240-7336
                               TEL: (972) 233-9906
                               FAX: (972) 233-9575

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Edward J. Munden and Bruce I. Benn as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of COMMON STOCK and SERIES A PARTICIPATING CONVERTIBLE PREFERRED STOCK of Queen Sand Resources, Inc. held of record by the undersigned on _______, 2000 at the annual meeting of stockholders to be held at ________ on __________, 2000 at 2:00 p.m., Dallas time, or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 5.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR EACH OF THE PROPOSALS. PLEASE REVIEW CAREFULLY THE PROXY STATEMENT DELIVERED WITH THIS PROXY.

1.       Proposal to elect EDWARD J. MUNDEN, BRUCE I. BENN AND ROBERT P. LINDSAY as directors until the next annual meeting or until their successors have been duly qualified and elected.

         [ ]  FOR all nominees listed above                            [ ]  WITHHOLD AUTHORITY
         (except as marked to the contrary below)                      to vote for all nominees listed above

-----------------------------------------------------------------------------------------------------------------------------
(Instruction: to withhold authority to vote for any individual nominee write that nominee's name in the space provided above)

2.       Proposal to approve the Recapitalization Proposal.

         [ ]  FOR                                [ ]  AGAINST                       [ ]  ABSTAIN

3.       Proposal to effect a 156 for 1 reverse stock split of the outstanding shares of common stock.

         [ ]  FOR                                [ ]  AGAINST                       [ ]  ABSTAIN

4.       Proposal to approve a change of the Company's name.

         [ ]  FOR                                [ ]  AGAINST                       [ ]  ABSTAIN

                                                     PRELIMINARY PROXY MATERIALS


5. Proposal to approve the appointment of Ernst & Young LLP as the independent auditors of the company to audit the accounts of the company for the fiscal year ended June 30, 2000.

         [ ]  FOR                  [ ]  AGAINST                  [ ]  ABSTAIN

         THE EFFECTIVENESS OF PROPOSAL (2), THE RECAPITALIZATION, IS CONTINGENT ON THE APPROVAL OF BOTH PROPOSAL (2) AND PROPOSAL (3), THE REVERSE STOCK SPLIT. AS A RESULT, IF PROPOSAL (3), THE REVERSE STOCK SPLIT, IS NOT APPROVED BY THE STOCKHOLDERS, THEN WE CANNOT COMPLETE THE RECAPITALIZATION EVEN IF THE STOCKHOLDERS APPROVE PROPOSAL (2).

The Proxies are authorized to vote, in their discretion, upon such other business as may properly come before the meeting.


                                             -----------------------------------
                                             Signature

Dated: ____________ ___, 2000
                                             -----------------------------------
                                             Signature, if held jointly

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

                                                     PRELIMINARY PROXY MATERIALS


                                   APPENDIX C
                      SERIES C CONVERTIBLE PREFERRED STOCK
                                      PROXY

                           QUEEN SAND RESOURCES, INC.
                           13760 NOEL RD., SUITE 1030
                            DALLAS, TEXAS 75240-7336
                               TEL: (972) 233-9906
                               FAX: (972) 233-9575

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Edward J. Munden and Bruce I. Benn as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of SERIES C CONVERTIBLE PREFERRED STOCK of Queen Sand Resources, Inc. held of record by the undersigned on ______, 2000 at the annual meeting of stockholders to be held at __________ on _____________, 2000 at 2:00 p.m., Dallas time, or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR EACH OF THE PROPOSALS. PLEASE REVIEW CAREFULLY THE PROXY STATEMENT DELIVERED WITH THIS PROXY.

1.       Proposal to approve the Recapitalization Proposal.

         [ ]  FOR              [ ]  AGAINST                 [ ]  ABSTAIN

2. Proposal to effect a 156 for 1 reverse stock split of the outstanding shares of common stock.

         [ ]  FOR              [ ]  AGAINST                 [ ]  ABSTAIN

         THE EFFECTIVENESS OF PROPOSAL (2), THE RECAPITALIZATION, IS CONTINGENT ON THE APPROVAL OF BOTH PROPOSAL (2) AND PROPOSAL (3), THE REVERSE STOCK SPLIT. AS A RESULT, IF PROPOSAL (3), THE REVERSE STOCK SPLIT, IS NOT APPROVED BY THE STOCKHOLDERS, THEN WE CANNOT COMPLETE THE RECAPITALIZATION EVEN IF THE STOCKHOLDERS APPROVE PROPOSAL (2).

                                                     PRELIMINARY PROXY MATERIALS

The Proxies are authorized to vote, in their discretion, upon such other business as may properly come before the meeting.



                                             -----------------------------------
                                             Signature

Dated: ____________ ___, 2000
                                             -----------------------------------
                                             Signature, if held jointly

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.